     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               APPLE SOUTH, INC.

                            APPLE SOUTH FINANCING I
             (Exact name of registrant as specified in its charter)

                      GEORGIA                                              59-2778983
                      DELAWARE                                            [         ]
  (State or other jurisdiction of incorporation or
                   organization)                            (I.R.S. Employer Identification Number)

                             HANCOCK AT WASHINGTON
                             MADISON, GEORGIA 30650
                                 (706) 342-4552

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ERICH J. BOOTH
                     TREASURER AND CHIEF FINANCIAL OFFICER
                               APPLE SOUTH, INC.
                             HANCOCK AT WASHINGTON
                             MADISON, GEORGIA 30650
                                 (706) 342-4552

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:
                               LARRY D. LEDBETTER
                            KILPATRICK STOCKTON LLP
                       1100 PEACHTREE STREET, SUITE 2800
                             ATLANTA, GEORGIA 30309
                                 (404)815-6500
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM
                                                           PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO BE    OFFERING PRICE        OFFERING        REGISTRATION
       SECURITIES TO BE REGISTERED         REGISTERED(1)      PER UNIT(4)         PRICE(4)           FEE(1)
Convertible Trust Preferred Securities of
  Apple South Financing I................    2,300,000         $54.25(1)      $124,775,000.00(1)   $37,811.00
Convertible Subordinated Debentures of
  Apple South, Inc.......................       (2)               --                 --                --
Common Stock of Apple South, Inc.........       (3)               --                 --                --
Preferred Securities Guarantee of Apple
  South, Inc. and certain back-up
  undertakings(5)........................                         --                 --                --
Total....................................    2,300,000                         $124,775,000.00     $37,811.00

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.
(2) $115,000,000 in aggregate principal amount of 7% Convertible Subordinated Debentures Due March 1, 2027 (the "Convertible Debentures") of Apple South, Inc. (the "Company") were issued and sold to Apple South Financing I (the "Trust") in connection with the issuance by the Trust of 2,300,000 of its $3.50 Term Convertible Securities, Series A (the "Trust Preferred Securities"). The Convertible Debentures may be distributed, under certain circumstances, to the holders of Trust Preferred Securities for no additional consideration.

(3) 7,774,230 share of Common Stock of the Company ("Common Stock") are issuable initially upon conversion of the Trust Preferred Securities being registered hereunder at the conversion rate of 3.3801 shares of Common Stock for each Trust Preferred Security. An indeterminate number of shares of Common Stock as may be issuable upon conversion of the Trust Preferred Securities are registered hereunder, including such shares as may be issuable pursuant to antidilution adjustments. The Common Stock issuable upon conversion of the Trust Preferred Securities, if issued, will be issued for no additional consideration.

(4) Exclusive of accrued interest and distributions, if any.

(5) No separate consideration will be received for the Preferred Securities Guarantee. The Preferred Securities Guarantee includes the rights of holders of the Trust Preferred Securities under the Preferred Securities Guarantee, the Convertible Debentures and certain back-up undertakings, comprised of obligations of the Company under the Indenture and pursuant to the Declaration to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of the Trust, as described in the Registration Statement. All obligations under the Declaration, including the indemnity obligation, are included in the back-up undertakings.
                         ------------------------------

    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 15, 1997

PROSPECTUS

                              2,300,000 SECURITIES

                            APPLE SOUTH FINANCING I

           $3.50 TERM CONVERTIBLE SECURITIES, SERIES A ("TECONS-SM-")

    (LIQUIDATION PREFERENCE $50 PER SECURITY) GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON STOCK OF,

                               APPLE SOUTH, INC.

    The $3.50 Term Convertible Securities, Series A (the "TECONS"), liquidation preference $50 per security, offered for resale hereby were issued by Apple South Financing I, a statutory business trust created under the laws of the State of Delaware ("Apple South Financing" or the "Trust"). These TECONS represent preferred undivided beneficial interests in the assets of the Trust. The TECONS were issued and sold (the "Original Offering") on March 11, 1997 and March 18, 1997 (the "Original Offering Date") to certain initial purchasers (the "Initial Purchasers") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

    Apple South, Inc., a Georgia corporation ("Apple South" or the "Company"), owns all the common securities (the "Trust Common Securities" and, together with the TECONS, the "Trust Securities"), representing undivided beneficial interests in the assets of Apple South Financing. Apple South Financing exists for the sole purpose of issuing the TECONS and Trust Common Securities and investing the proceeds thereof in 7% Convertible Subordinated Debentures due March 1, 2027 (the "Convertible Debentures") of Apple South in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Convertible Debentures are unsecured obligations of Apple South and are subordinate and junior in right of payment to certain other indebtedness of Apple South as described herein. Upon an event of default under the Declaration (as defined herein), the holders of TECONS will have a preference over the holders of the Trust Common Securities with respect to payment in respect of distributions and payments upon redemption, liquidation and otherwise.

    The TECONS (and the Convertible Debentures and the securities issuable upon conversion) in respect of which this Prospectus is being delivered (the "Offered Securities") may be offered and sold from time to time by the holders thereof named herein or in a supplement hereto (collectively, the "Selling Holders") pursuant to this Prospectus as supplemented. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers.

                                                   (CONTINUED ON FOLLOWING PAGE)

    SEE "SAFE HARBOR STATEMENT" AND "RISK FACTORS", COMMENCING ON PAGE 11, FOR A DESCRIPTION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                  May   , 1997

(CONTINUED FROM PRECEDING PAGE)

See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

    Holders of the TECONS are entitled to receive cumulative cash distributions at an annual rate of $3.50 per TECONS accumulating from March 11, 1997 and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 1997 ("Distributions"). The payment of Distributions out of money held by Apple South Financing and payments on liquidations of Apple South Financing or the redemption of TECONS, as set forth below, are guaranteed by Apple South (the "Guarantee") to the extent described herein. The Guarantee covers payments of Distributions and other payments on the TECONS only if and to the extent that Apple South Financing has funds available therefor, which will not be the case unless Apple South has made a payment of interest or principal or other payments on the Convertible Debentures held by Apple South Financing as its sole assets. The Guarantee, when taken together with the obligations of Apple South under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of Apple South Financing (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the TECONS. See "Risk Factors--Rights Under the Guarantee."

    The obligations of Apple South under the Guarantee are subordinate and junior in right of payment to all other liabilities of Apple South and rank PARI PASSU with the most senior preferred stock issued, from time to time, if any, by Apple South. The obligations of Apple South under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) of Apple South. The Convertible Debentures purchased by the Trust may be subsequently distributed PRO RATA to holders of the TECONS and Trust Common Securities in connection with the dissolution of the Trust upon the occurrence of certain events.

    Each TECONS is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as defined herein), into common shares, $0.01 par value, of Apple South ("Apple South Common Stock"), at the initial rate of 3.3801 shares of Apple South Common Stock for each TECONS (equivalent to an initial conversion price of $14.793 per share of Apple South Common Stock), subject to adjustment in certain circumstances. See "Description of the TECONS-- Conversion Rights." The last reported bid price of Apple South Common Stock, which is reported under the symbol "APSO" on the
Nasdaq National Market, on May   , 1997, was $           per share.

    The Distribution rate and the Distribution payment date and other payment dates for the TECONS will correspond to the interest rate and interest payment date and other payment dates for the Convertible Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid on the TECONS. If Apple South does not make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make Distributions on the TECONS, in which event the Guarantee will not apply to such Distributions until the Trust has sufficient funds available therefor.

    So long as Apple South shall not be in default in the payment of interest on the Convertible Debentures, Apple South has the right to defer payments of interest on the Convertible Debentures from time to time for successive periods (each, an "Extension Period") by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters. If interest payments are so deferred, Distributions to holders of the TECONS will also be deferred. During such Extension Period, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Distribution rate, compounded quarterly, and during any Extension Period, holders of TECONS will be required to include deferred interest income in their gross income for U.S. federal income tax purposes in advance of receipt of the cash Distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the TECONS-- Distributions," "Description of the Convertible Debentures--Option to Extend Interest Payment Period" and "Certain Federal Tax Consequences--Original Issue Discount."

    The Convertible Debentures are redeemable by Apple South, in whole or in part, from time to time, on or after March 3, 2000, at the prices set forth herein (the "Redemption Price"), plus accrued and unpaid interest thereon to the date fixed for redemption, including Compound and Additional Interest (as defined herein). In addition, in certain circumstances upon the occurrence of a Special Event (as defined herein) the Convertible Debentures may be redeemed by Apple South at 100% of the principal amount thereof, plus accrued and unpaid interest thereon. If Apple South redeems the Convertible Debentures, the Trust will redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed. See "Description of the TECONS-- Mandatory Redemption." The outstanding TECONS will be redeemed upon maturity and repayment of the Convertible Debentures after notice to the holders. The Convertible Debentures mature on March 1, 2027.

    Upon the occurrence of a Special Event arising from a change in law or a change in legal interpretation, unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust may be dissolved (with the consent of Apple South), with the result that the Convertible Debentures would be distributed to the holders of the TECONS, on a PRO RATA basis, in lieu of any cash Distribution. See "Description of the TECONS--Special Event Distribution." If Apple South declines to consent to such dissolution and Distribution, Apple South may incur an obligation to pay Additional Interest (as defined herein). See "Description of the Convertible Debentures--Additional Interest."

    In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, after satisfaction of liabilities to creditors the holders of the TECONS will be entitled to receive for each TECONS a liquidation amount of $50 plus accumulated and unpaid Distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution in the case of a Special Event, the Convertible Debentures are distributed to the holders of the TECONS. See "Description of the TECONS--Liquidation Distribution Upon Dissolution."

                             AVAILABLE INFORMATION

    Apple South is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), most of which it files electronically under the Commission's EDGAR system. These materials can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that Web site is http://www.sec.gov. Apple South Common Stock, $.01 par value per share, is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning Apple South may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of TECONS because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company and (iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by the Company pursuant to the Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations under the Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities). See "Description of the Convertible Debentures" and "Description of the Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Apple South hereby incorporates by reference in this Prospectus the following documents:

        (a) Apple South's Annual Report on Form 10-K for the fiscal year ended December 29, 1996;

        (b) Apple South's Current Reports on Form 8-K filed with the Commission on February 10, 1997 and February 24, 1997;

        (c) Apple South's registration statement on Form 8-A, as amended; and

        (d) All documents filed by Apple South with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the TECONS hereby.

    Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Apple South will provide without charge to each recipient of this Prospectus, upon written or oral request of such recipient, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests should be directed to Erich J. Booth, Chief Financial Officer and Treasurer, Apple South, Inc., Hancock at Washington, Madison, Georgia 30650, telephone number (706) 342-4552.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. UNLESS OTHERWISE NOTED, THE INFORMATION IN THIS PROSPECTUS WITH RESPECT TO SHARES OF APPLE SOUTH COMMON STOCK REFLECTS STOCK DIVIDENDS OF ONE-HALF SHARE FOR EACH SHARE OUTSTANDING ON NOVEMBER 2, 1992, ONE-HALF SHARE FOR EACH SHARE OUTSTANDING ON JANUARY 29, 1993, ONE-HALF SHARE FOR EACH SHARE OUTSTANDING ON AUGUST 30, 1993 AND ONE-HALF SHARE FOR EACH SHARE OUTSTANDING ON JUNE 1, 1994. IN NOVEMBER 1995, APPLE SOUTH MERGED WITH DF&R RESTAURANTS, INC. ("DF&R") IN A TRANSACTION ACCOUNTED FOR AS A POOLING OF INTERESTS AND, ACCORDINGLY, ALL FINANCIAL AND OTHER INFORMATION CONCERNING APPLE SOUTH IN THIS PROSPECTUS INCLUDES DF&R FOR ALL PERIODS UNLESS OTHERWISE INDICATED. REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" OR "APPLE SOUTH" INCLUDE APPLE SOUTH, INC. AND ITS SUBSIDIARIES UNLESS THE CONTEXT INDICATES OTHERWISE. SEE "SAFE HARBOR STATEMENT" AND "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  THE COMPANY

    Apple South is a rapidly growing, multi-concept restaurant operating company. Since its inception in 1986, Apple South has increased its profitability and size through the efficient management of restaurant operations and through a series of strategic restaurant openings and acquisitions. Over the last five fiscal years, restaurant sales have increased at a compound annual growth rate of 37%, and restaurant margins have increased from 12.2% in 1991 to 15.7% in 1996.

    At May   , 1997, Apple South operated 345 casual dining restaurants, consisting of 236 restaurants operating under the name "Applebee's Neighborhood Grill & Bar," 63 "Don Pablo's" restaurants featuring traditional Mexican and Tex-Mex dishes, 11 "Harrigan's" restaurants offering traditional classics such as mesquite-smoked prime rib, hickory-grilled steaks and chicken, 16 "McCormick's" or "McCormick & Schmick's" upper-end casual seafood restaurants, and 19 "Hops Grill & Bar" casual dining restaurants that feature an on-premise micro-brewery. In addition, Apple South operates ten franchised Hardee's fast-food hamburger restaurants which Apple South has a signed contract to sell. Apple South acquired the McCormick & Schmick's restaurants on March 3, 1997, and the Hops Grill & Bar restaurants on March 13, 1997. For the year ended December 29, 1996, Apple South's restaurant sales were $546 million.

    Each Apple South restaurant concept is established as an entrepreneurial operating division and functions on a decentralized basis with individual recruiting, training, marketing, accounting and restaurant operations. Each division is supported by various centralized functions such as human resources, finance, treasury and capital formation. This multi-concept strategy allows the Company to reach a broad customer base through specialized restaurant market segments. By operating restaurant concepts as separate divisions, the Company protects each concept's individuality, but allows each division to leverage the best practices of other divisions.

    As a franchisee of Applebee's International, Inc. (the "Franchisor"), Apple South holds the exclusive development rights for Applebee's restaurants in all or part of 22 states in the South, Mid-Atlantic and Midwest regions of the United States. Apple South opened its first Applebee's restaurant in Greenville, South Carolina in 1986 and is currently the largest Applebee's operator. In November 1995, Apple South merged with DF&R, which operates Don Pablo's and Harrigan's restaurants on a proprietary basis. The Don Pablo's restaurants are concentrated in Texas and the Midwest region, while Harrigan's restaurants are located in Texas, Oklahoma and New Mexico. In early 1997 Apple South acquired the McCormick & Schmick's seafood restaurant group, located in the West-Coast region and Washington, D.C., and Hops Grill & Bar, a casual dining restaurant group featuring on-premises microbreweries, located primarily in Florida.

    Apple South's growth strategy includes:

    - expanding existing restaurant concepts;

    - acquiring new restaurant concepts; and

    - leveraging Company-wide expertise and resources across concepts to improve the effectiveness of existing restaurants while maintaining concept integrity and individuality.

    Apple South expects to open a total of 70 restaurants in 1997, including at least 34 in the Applebee's division and 25 in the Don Pablo's division. Apple South expects to open nine restaurants in the Hops Grill & Bar division and two
restaurants in the McCormick & Schmick's division in 1997. Through             ,
1997, Apple South has opened      new restaurants. Expansion efforts during the
next few years will be focused on the development of additional Applebee's restaurants in Apple South's existing development territories and Don Pablo's restaurants in the Midwest, Mid-Atlantic, Southeast and Northeast. In 1996, Apple South closed its Tomato Rumba's division and is holding those assets for redeployment.

    The Company's principal executive offices are located at Hancock at Washington, Madison, Georgia 30650, and its telephone number is (706) 342-4552.

                            ------------------------

    Applebee's Neighborhood Grill & Bar-Registered Trademark- and Applebee's-Registered Trademark- are registered trademarks of Applebee's International, Inc. Don Pablo's-Registered Trademark- is a registered trademark of DF&R Ohio, Inc., a Company subsidiary. Hops Grill & Bar Microbrewery-Registered Trademark- is a registered trademark recently purchased by the Company from Hops Restaurants, Inc. McCormick &
Schmick's-Registered Trademark- and McCormick's-Registered Trademark- are registered trademarks of McCormick & Schmick Restaurants, Inc., a Company subsidiary. Hardee's-Registered Trademark- is a registered trademark of Imasco, Ltd.

                                  THE OFFERING

Securities Offered..............  2,300,000 $3.50 Term Convertible Securities, Series A
                                  ("TECONS" or "Trust Preferred Securities").

The Issuer......................  Apple South Financing I, a Delaware business trust. The sole assets of the Trust will consist of the 7%
                                  Convertible Subordinated Debentures due March 1, 2027 (the
                                  "Convertible Debentures") of Apple South.

Guarantor.......................  Apple South, Inc., a Georgia corporation.

Distributions...................  Distributions on the TECONS accumulate from March 11, 1997 and are payable at an annual rate of $3.50 per TECONS.
                                  Subject to the Distribution deferral provisions described
                                  below, distributions will be payable quarterly in arrears
                                  on each March 1, June 1, September 1 and December 1,
                                  commencing June 1, 1997. Because distributions on the
                                  TECONS constitute interest for U.S. federal income tax
                                  purposes, corporate holders thereof will not be entitled
                                  to a dividends-received deduction.

Distribution Deferral             The ability of the Trust to pay distributions on the
  Provisions....................  TECONS is solely dependent on the receipt of interest payments from Apple South on the Convertible Debentures.
                                  So long as Apple South shall not be in default in the
                                  payment of interest on the Convertible Debentures, Apple
                                  South has the right to defer payments of interest on the
                                  Convertible Debentures for successive Extension Periods
                                  not exceeding 20 consecutive quarters for each such
                                  period. Quarterly Distributions on the TECONS would be
                                  deferred by the Trust (but would continue to accumulate
                                  quarterly and would accrue interest) until the end of any
                                  such Extension Period. Upon the termination of an
                                  Extension Period, payment is due on all accrued and unpaid amounts on the Convertible Debentures and upon such
                                  payment, the Trust would be required to pay all
                                  accumulated and unpaid Distributions. Apple South will
                                  give notice of its deferral of an interest payment to the
                                  Trust no later than ten business days prior to the related record date (unless the Institutional Trustee (as defined
                                  herein) shall be the sole holder of the Convertible Deben-
                                  tures, in which case notice will be given no later than
                                  one business day prior to the related record date). See
                                  "Risk Factors--Option to Extend Interest Payment Period,"
                                  "Description of the TECONS-- Distributions" and
                                  "Description of the Convertible Debentures-- Option to
                                  Extend Interest Payment Period." If a deferral of an
                                  interest payment occurs, the holders of the TECONS will
                                  continue to accrue income for U.S. federal income tax
                                  purposes in advance of any corresponding cash
                                  distribution. See "Risk Factors--Option to Extend Interest
                                  Payment Period" and "Certain Federal Tax
                                  Consequences--Original Issue Discount."

Rights Upon Deferral of
  Distribution..................  During any period in which interest payments on the
                                  Convertible Debentures are deferred, interest will accrue
                                  on the Convertible Debentures (compounded quarterly) and
                                  quarterly Distributions

                                  will continue to accumulate with interest thereon at the
                                  Distribution rate, compounded quarterly. Apple South has
                                  agreed, among other things, not to declare or pay any
                                  dividend on its capital stock during any Extension Period.
                                  See "Risk Factors--Option to Extend Interest Payment
                                  Period" and "Description of the Convertible
                                  Debentures--Option to Extend Interest Payment Period."

Conversion Rights...............  Each TECONS is convertible at any time prior to the close of business on March 1, 2027 (or, in the case of TECONS
                                  called for redemption, prior to the close of business on
                                  the Business Day prior to the TECONS redemption date) at
                                  the option of the holder into shares of Apple South Common
                                  Stock, at the initial conversion rate of 3.3801 shares of
                                  Apple South Common Stock for each TECONS (equivalent to a
                                  conversion price of $14.793 per share of Apple South
                                  Common Stock), subject to adjustment in certain
                                  circumstances. The last reported bid price of Apple South
                                  Common Stock on the Nasdaq National Market on May   ,
                                  1997, was $      per share. In connection with any
                                  conversion of a TECONS, the Conversion Agent (as defined
                                  herein) will exchange such TECONS for the appropriate
                                  principal amount of the Convertible Debentures held by the
                                  Trust and immediately convert such Convertible Debentures
                                  into Apple South Common Stock. No fractional shares of
                                  Apple South Common Stock will be issued as a result of
                                  conversion, but in lieu thereof such fractional interest
                                  will be paid by Apple South in cash. See "Description of
                                  the TECONS--Conversion Rights."

Liquidation Preference..........  In the event of any liquidation of the Trust, holders will be entitled to receive $50 per TECONS plus an amount equal to any accumulated and unpaid Distributions thereon to the date of payment, unless Convertible Debentures are
                                  distributed to such holders. See "Description of the
                                  TECONS--Liquidation Distribution Upon Dissolution."

Redemption......................  The Convertible Debentures will be redeemable for cash, at the option of Apple South, in whole or in part, from time
                                  to time on or after March 3, 2000, at the prices specified herein plus accrued and unpaid interest thereon to the
                                  date fixed for redemption, including Compound and
                                  Additional Interest. Upon any redemption of the
                                  Convertible Debentures and after notice to the holders,
                                  the Trust will redeem TECONS having an aggregate
                                  liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed. The TECONS will not have a stated maturity date, although they will be
                                  subject to mandatory redemption upon the repayment of the
                                  Convertible Debentures at their stated maturity, March 1,
                                  2027, upon acceleration, earlier redemption or otherwise.
                                  See "Description of the TECONS--Mandatory Redemption" and
                                  "Description of the Convertible Debentures--Redemption at
                                  the Option of Apple South."

Guarantee.......................  Apple South will irrevocably and unconditionally guarantee, on a subordinated basis and to the extent set
                                  forth herein, the payment in full of (i) distributions on
                                  the TECONS to the extent the Trust

                                  has funds available therefor, (ii) the amount payable upon redemption of the TECONS to the extent the Trust has funds available therefor and (iii) generally, the liquidation
                                  preference of the TECONS to the extent the Trust has
                                  assets available for distribution to holders of TECONS.
                                  The Guarantee will be unsecured and will be subordinate
                                  and junior in right of payment to all other liabilities of
                                  Apple South and will rank PARI PASSU in right of payment
                                  with the most senior preferred stock issued, from time to
                                  time, if any, by Apple South.

Voting Rights...................  Generally, holders of the TECONS will not have any voting rights. However, if an Indenture Event of Default (as
                                  defined herein) occurs and is continuing, the holders of
                                  25% of the aggregate liquidation amount of the TECONS may
                                  direct the Institutional Trustee to declare the principal
                                  of and interest on the Convertible Debentures immediately
                                  due and payable. If (i) the Institutional Trustee fails to enforce its rights under the Convertible Debentures or
                                  (ii) Apple South defaults under the Guarantee with respect to the TECONS, a record holder of the TECONS may, to the
                                  fullest extent permitted by law, institute a legal
                                  proceeding directly against Apple South to enforce the
                                  Institutional Trustee's rights without first instituting
                                  any legal proceeding against the Institutional Trustee.
                                  See "Description of the TECONS--Voting Rights."

Special Event Distribution; Tax
  Event Redemption..............  Upon the occurrence of a Special Event, except in certain limited circumstances, Apple South may cause the Trust to
                                  be dissolved and, after satisfaction of liabilities to
                                  creditors, cause the Convertible Debentures to be
                                  distributed to the holders of the TECONS. In the case of a
                                  Tax Event, Apple South may also elect to cause the TECONS
                                  to remain outstanding and pay Additional Interest, if any, on the Convertible Debentures. In certain circumstances
                                  upon the occurrence of a Tax Event, the Convertible
                                  Debentures may be redeemed by Apple South at 100% of the
                                  principal amount thereof plus accrued and unpaid interest
                                  thereon. See "Description of the TECONS--Special Event
                                  Distribution."

Convertible Subordinated
  Debentures of Apple South.....  The Convertible Debentures will mature on March 1, 2027, and will bear interest at the rate of 7% per annum,
                                  payable quarterly in arrears. So long as Apple South shall not be in default in the payment of interest on the
                                  Convertible Debentures, Apple South has the right to defer payments of interest on the Convertible Debentures from
                                  time to time for successive periods not exceeding 20
                                  consecutive quarters for each such period; PROVIDED, that
                                  no such period shall extend beyond the stated maturity
                                  date of the Convertible Debentures. Prior to the
                                  termination of any Extension Period of less than 20
                                  consecutive quarters, Apple South may further defer
                                  interest payments provided the Extension Period, as
                                  further extended, does not exceed 20 consecutive quarters
                                  and does not extend beyond the stated maturity date of the
                                  Convertible Debentures. During any Extension Period no
                                  interest shall be due, but

                                  such interest shall continue to accrue and compound
                                  quarterly. Upon the termination of the Extension Period,
                                  payment is due on all accrued and unpaid amounts. After
                                  the payment of all amounts then due, Apple South may
                                  commence a new Extension Period, subject to the conditions of this paragraph. During an Extension Period, Apple South will be prohibited from paying dividends on any of its
                                  capital stock and making certain other restricted pay-
                                  ments until quarterly interest payments are resumed and
                                  all amounts due on the Convertible Debentures are made
                                  current. The payment of the principal of and interest on
                                  the Convertible Debentures will be subordinated in right
                                  of payment to all Senior Indebtedness of Apple South and
                                  may not be made if an Event of Default has occurred and is continuing under the Senior Indenture (as defined in the
                                  Indenture). As of December 29, 1996, Apple South had $216
                                  million of Senior Indebtedness (as defined in the Inden-
                                  ture) outstanding. The Indenture, under which the
                                  Convertible Debentures will be issued, does not limit the
                                  aggregate amount of Senior Indebtedness that may be issued by Apple South. The Convertible Debentures will have
                                  provisions with respect to interest, optional redemption
                                  and conversion into Apple South Common Stock and certain
                                  other terms substantially similar or analogous to those of the TECONS. See "Description of the Convertible
                                  Debentures" and "Risk Factors--Ranking of Subordinate
                                  Obligations Under the Guarantee and Convertible
                                  Debentures."

Book-Entry; Delivery and Form...  TECONS sold in reliance on Rule 144A are represented by a single permanent global TECONS certificate registered in
                                  the name of a nominee of DTC. TECONS sold in offshore
                                  transactions in reliance on Regulation S under the
                                  Securities Act will be represented by a single, permanent
                                  global TECONS in definitive, fully registered form
                                  deposited with the Institutional Trustee, as custodian
                                  for, and registered in the name of, DTC for the accounts
                                  of Morgan Guaranty Trust Company of New York, Brussels
                                  office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, S.A. ("Cedel"). TECONS resold under this
                                  Prospectus will be represented by a single permanent
                                  global TECONS certificate registered in the name of a
                                  nominee of DTC. See "Description of the
                                  TECONS--Book-Entry; Delivery and Form." Institutional
                                  Accredited Investors who are not Qualified Institutional
                                  Buyers and who do not purchase TECONS under this
                                  Prospectus will receive certificates for the TECONS owned
                                  by them, which cannot thereby be traded through the
                                  facilities of DTC, except in connection with a transfer to a Qualified Institutional Buyer or a transfer pursuant to
                                  Regulation S. See "Description of the TECONS-- Book-Entry;
                                  Delivery and Form."

                             SAFE HARBOR STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Apple South desires to take advantage of the "safe-harbor" provisions of the Act. Certain information, particularly information regarding future economic performance and finances and plans and objectives of management contained, or incorporated by reference, in this Prospectus, is forward-looking. In some cases, information regarding certain important factors that could cause actual results to differ materially from any such forward-looking statement appear together with such statement. Also, the following factors, in addition to other possible factors not listed, could affect Apple South's actual results and cause such results to differ from those expressed in forward-looking statements:

RISKS ASSOCIATED WITH RECENT ACQUISITION

    As it has done in connection with Apple South's prior acquisitions, in connection with Apple South's recent acquisition of Hops Grill & Bar the Franchisor is currently reviewing information provided by Apple South addressing whether the menu and method of operations of Hops Grill & Bar in specific geographic areas are similar to Applebee's. If it were determined that the Hops Grill & Bar concept has a menu and method of operations similar to Applebee's, Apple South could be required to modify the Hops Grill & Bar menu or method of operations, or to take other actions which could adversely affect Apple South's operations.

GROWTH STRATEGY

    The Company's Applebee's division operates its restaurants as a franchisee of Applebee's International, Inc. Based on its current development schedule, Apple South expects to substantially complete the development of its existing Applebee's restaurant territory within four to six years. Apple South's current strategy does not include obtaining additional development territory from the Franchisor or acquiring territory from another Applebee's franchisee. When the Applebee's territory is fully developed, Apple South's continued expansion will be solely dependent upon the success of its Don Pablo's concept, the McCormick & Schmick concept and the Hops Grill & Bar concept, and such other concepts as Apple South may acquire or develop. The successful growth of these concepts will be dependent, among other things, upon Apple South's ability to manage the development and growth of a multi-concept company.

FRANCHISE MATTERS

    Apple South has entered into development agreements with the Franchisor which provide the Company's Applebee's division with the exclusive right to open Applebee's restaurants within a designated territory. In addition, each restaurant is operated pursuant to a franchise agreement with the Franchisor. These agreements contain a number of restrictions and obligations on the part of Apple South, including the obligation to develop a significant number of new restaurants over the next four years, and the failure to meet these requirements could result in the termination of one or more franchise or development agreements and financial penalties. The long-term success of the restaurants in the Applebee's division depends, in large part, on the overall success of the Applebee's restaurant system. Accordingly, Apple South's success will depend, in part, on the successful operation of the Applebee's restaurants owned by the Franchisor and other franchisees, as well as on the financial condition, management, marketing and innovative abilities of the Franchisor. Any event that creates adverse publicity involving Applebee's restaurants may adversely affect Apple South regardless of whether such event involves its restaurants.

NECESSITY OF ADDITIONAL FINANCING

    From the net proceeds from the sale of the Convertible Debentures, along with operating cash flow and existing credit facilities, Apple South has the capital required for its planned development of additional restaurants and the exercise of purchase options under existing leases through the third quarter of 1998. However, Apple South will require financing in addition to its existing credit facilities to carry out its expansion plans beyond that time. Although management believes that such financing will be available, Apple South does not have any commitment for additional financing.

FACTORS AFFECTING THE RESTAURANT INDUSTRY

    The casual dining segment of the restaurant industry is expected to remain intensely competitive with respect to price, service, location and the type and quality of food. Each of Apple South's restaurants competes directly or indirectly with locally-owned restaurants as well as regional and national chains, and several of Apple South's significant competitors are larger or more diversified and have substantially greater resources than Apple South. It also is anticipated that growth in the industry will result in continuing competition for available restaurant sites as well as continued competition in attracting and retaining qualified management level operating personnel. The restaurant business often is affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, weather, traffic patterns, and the type, number and location of competing restaurants. In addition, factors such as inflation and increased food, labor and benefits costs may adversely affect the restaurant industry in general and Apple South's restaurants in particular.

REGULATION

    Each of Apple South's restaurants is subject to extensive federal, state and local laws and regulations governing health, sanitation, minimum wage and minimum hour requirements, safety and the sale of alcoholic beverages. The selection of new restaurant sites is affected by federal, state and local laws and regulations regarding environmental matters, zoning and land use and the sale of alcoholic beverages. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect or cause Apple South to terminate its operations at that location. In the past, none of these laws and regulations has had a significant negative effect on operations, nor has Apple South had significant difficulty in obtaining necessary licenses and approvals. More stringent and varied requirements (particularly at the local level), however, may result in increases in the cost and time required for opening new restaurants, and difficulties in obtaining necessary licenses or permits could cause delays in or cancellations of new restaurant openings.

                                  RISK FACTORS

    The following are factors relating to the TECONS offered hereby that prospective purchasers should consider in evaluating an investment.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
  DEBENTURES

    The obligations of Apple South under the Guarantee are subordinate and junior in right of payment to all liabilities of Apple South and PARI PASSU in right of payment with the most senior preferred stock issued, from time to time, if any, by Apple South. The obligations of Apple South under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of Apple South. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of Apple South is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, (ii) the maturity of any Senior Indebtedness has been accelerated because of a default or
(iii) an Event of Default has occurred and is continuing under the Senior Indenture, permitting the holders of securities issued thereunder to accelerate the maturity thereof or demand payment in full. As of December 29, 1996, Apple South had $216 million of Senior Indebtedness outstanding. There are no terms in the TECONS, the Convertible Debentures or the Guarantee that limit the ability of Apple South to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. See "Description of the Guarantee" and "Description of the Convertible Debentures-- Subordination."

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Institutional Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the TECONS.

    Under the Guarantee, Apple South guarantees the holders of the TECONS the payment of (i) any accumulated and unpaid Distributions that are required to be paid on the TECONS, to the extent the Trust has funds available therefor; (ii) the Redemption Price, including all accumulated and unpaid distributions with respect to TECONS called for redemption by the Trust, to the extent the Trust has funds available therefor; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of TECONS or the conversion of all the TECONS), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the TECONS to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the TECONS in liquidation of the Trust. The holders of a majority in liquidation amount of the TECONS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In addition, any record holder of TECONS may institute a legal proceeding directly against Apple South to enforce the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity if (i) the Institutional Trustee fails to enforce its rights under the Convertible Debentures, or (ii) Apple South defaults under the Guarantee with respect to the TECONS. If Apple South were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the TECONS or otherwise, and, in such event, holders of the TECONS would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the TECONS would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Convertible Debentures against Apple South pursuant to the terms of the Convertible

Debentures or (ii) by a holder of its rights of direct action against Apple South to enforce payments on the Convertible Debentures. See "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration provides that each holder of TECONS, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TECONS

    If (i) Apple South Financing fails to pay Distributions in full on the TECONS (other than pursuant to a deferral) or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of TECONS would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against Apple South. In addition, the holders of a majority in liquidation amount of the TECONS will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of TECONS, to the extent permitted by law, may institute a legal proceeding directly against Apple South to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Apple South to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of the TECONS may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the TECONS of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Apple South will be subrogated to the rights of such holders of TECONS under the Declaration to the extent of any payment made by Apple South to such holder of TECONS in such Direct Action. The holders of TECONS will not be able to exercise any other remedy available to the holders of the Convertible Debentures. See "Description of the TECONS--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Apple South shall not be in default in the payment of interest on the Convertible Debentures, Apple South has the right under the Indenture to defer payments of interest on the Convertible Debentures from time to time for successive periods not exceeding 20 consecutive quarters for each such period, PROVIDED that no such period shall extend beyond the stated maturity of the Convertible Debentures. As a consequence of such an extension, quarterly Distributions on the TECONS would be deferred (but despite such deferral would continue to accumulate with interest thereon at the distribution rate, compounded quarterly) by the Trust during any such Extension Period. During any Extension Period and until quarterly interest payments are resumed and all amounts due on the Convertible Debentures are made current, (a) Apple South shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Apple South Common Stock in connection with the satisfaction by Apple South of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Apple South capital stock or the exchange or conversion of one class or series of Apple South capital stock for another class or series of Apple South capital stock, (iii) the purchase of fractional interests in shares of Apple South capital stock pursuant to the conversion or exchange provisions of such Apple South capital stock or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Apple South Common Stock to be used in connection with acquisitions of Apple South Common Stock by shareholders pursuant to Apple South's dividend reinvestment plan), (b) Apple South shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Apple South that rank PARI PASSU with or junior to the Convertible Debentures and (c) Apple South shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period of less than 20 consecutive quarters, Apple South may further defer interest payments provided the Extension Period, as further extended, does not exceed 20 consecutive quarters and does not extend beyond the stated maturity date of the Convertible Debentures. During any Extension Period no interest shall be due, but such interest shall continue to accrue and compound quarterly. Upon the termination of any Extension Period, payment is due on all accrued and unpaid amounts. After the payment of all amounts then due, Apple South may commence a new Extension Period, subject to the conditions of this paragraph. See "Description of the TECONS--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

    Should Apple South exercise its right to defer payments of interest by extending the interest payment period, each holder of TECONS will continue to accrue income (as original issue discount ("OID")) in respect of the deferred and compounded interest allocable to its TECONS for U.S. federal income tax purposes, which interest will be allocated, but not distributed, to holders of record of TECONS. As a result, each such holder of TECONS will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash from Apple South Financing related to such income if such holder disposes of its TECONS prior to the record date for the date on which Distributions of such amounts are made. Apple South has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should Apple South determine to exercise such right in the future, the market price of the TECONS is likely to be affected. A holder that disposes of its TECONS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its TECONS. In addition, as a result of the existence of the right of Apple South to defer interest payments, the market price of the TECONS (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "Certain Federal Tax Consequences--Original Issue Discount."

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for U.S. federal income tax purposes certain debt instruments with a maximum term of more than 15 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with original issue discount. The Proposed Legislation is proposed to be effective for debt instruments issued on or after the date on which the first Congressional committee action is taken.

    It is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they would be issued prior to the date of any "Congressional action." However, there can be no assurances that the effective date guidance contained in the Proposed Legislation will be incorporated in the legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, there could be a distribution of the Convertible Debentures to holders of the TECONS or, in certain circumstances, the redemption of the Convertible Debentures by Apple South and the distribution by the Trustee of the resulting cash in redemption of the TECONS. See "--Special Event Distribution; Tax Event Distribution" below and "Description of the TECONS--Special Event Distribution."

SPECIAL EVENT DISTRIBUTION; TAX EVENT DISTRIBUTION

    Upon the occurrence of a Special Event, Apple South Financing could be dissolved (with the consent of Apple South), except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, Apple South would have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust; in which event the Trust would redeem the Trust Securities on a PRO RATA basis to the same extent as the Convertible Debentures are redeemed by Apple South. See "Description of the TECONS--Special Event Distribution."

    Under current U.S. federal income tax law, a distribution of Convertible Debentures upon the dissolution of Apple South Financing should not be a taxable event to holders of the TECONS. Upon occurrence of a Special Event, however, a dissolution of Apple South Financing in which holders of the TECONS receive cash would be a taxable event to such holders. See "Certain Federal Tax Consequences--Receipt of Convertible Debentures or Cash Upon Liquidation of Apple South Financing."

    There can be no assurance as to the market prices for the Convertible Debentures or the Convertible Debentures that may be distributed in exchange for TECONS if a dissolution or liquidation of the Trust were to occur. Accordingly, the TECONS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of TECONS may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the TECONS offered hereby. Because holders of TECONS may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of TECONS are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the TECONS-- Special Event Distribution" and "Description of the Convertible Debentures--General."

LIMITED VOTING RIGHTS

    Holders of TECONS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Apple South Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Description of the TECONS--Voting Rights."

TRADING PRICE

    The TECONS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of TECONS between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to the adjusted tax basis in the holder's PRO RATA share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Certain Federal Tax Consequences--Original Issue Discount" and "--Sales of TECONS."

LACK OF A PUBLIC MARKET FOR TECONS

    Apple South does not intend to list the TECONS on any securities exchange. If the TECONS are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities and other factors. The Initial Purchasers have informed Apple South that they currently intend to make a market in the TECONS. However, they are not obligated to do so, and any such market making may be discontinued at any time without notice. See "Plan of Distribution."

                              RECENT DEVELOPMENTS

MCCORMICK & SCHMICK'S

    In keeping with its multi-concept strategy, on March 3, 1997 Apple South acquired McCormick & Schmick's, one of the nation's largest upper-end casual seafood restaurant groups. As of February 7, 1997, McCormick & Schmick's had 16 restaurants in Oregon, Washington, California, Colorado and the District of Columbia. Apple South paid $53 million for this acquisition, of which approximately $50 million was paid in cash and the remainder in Apple South Common Stock. Apple South assumed approximately $15 million in debt in connection with the acquisition.

    The first McCormick & Schmick's restaurant was acquired in 1972 by co-founders William McCormick and Doug Schmick. Both founders continue to manage the restaurant group and will remain as senior management following the acquisition by Apple South.

    McCormick & Schmick's restaurants offer fine, fresh seafood and outstanding service in an elegant yet informal setting. The restaurants' master chefs develop menu offerings which emphasize distinctive seafood and also feature meat, poultry, salads and pasta. Menus vary daily based on fresh product availability and price, and usually feature over 85 items. The restaurants serve both lunch and dinner, with the cost of a typical meal, including beverages, of $10.00 to $15.00 for lunch and $25.00 to $30.00 for dinner. The bar at each restaurant features selections of premium liquors and an extensive wine list. Sales of alcoholic beverages accounted for approximately 30% of McCormick & Schmick's total sales during the year ended January 4, 1997.

    The design of a McCormick & Schmick's restaurant varies from a traditional fish house design in a historic setting to a more contemporary dinner house and brew pub concept. The restaurants have an elegant ambiance created through the use of brass, rich wood, stained glass, linens and candlelight. McCormick & Schmick's restaurants range in size from 6,000 to 14,000 square feet with dining capacities for 130 to 290 customers.

HOPS GRILL & BAR

    On March 13, 1997, Apple South acquired Hops Grill & Bar, which, as of February 7, 1997, operated 19 full-service, casual dining restaurants featuring an on-premise microbrewery. The purchase price for Hops Grill & Bar was $31.5 million, which was paid equally in cash and Apple South Common Stock. In addition, Apple South assumed approximately $26.5 million of debt.

    The first Hops Grill & Bar restaurant was opened in Clearwater, Florida in 1989. Each restaurant offers a diverse menu of popular foods, freshly prepared in a display kitchen with a strict commitment to quality. The restaurants seek to heighten customers' sense of value by offering generous portions at moderate prices. Hops Grill & Bar restaurants feature an American-style menu that includes top choice steaks and prime rib, smoked baby back ribs, fresh fish, chicken and pasta dishes, deluxe burgers and sandwiches, hand-tossed salads with homemade dressings, appetizers, soups and desserts. The menu offers separate selections for children. The cost of a typical meal, including beverages, currently ranges from $6.00 to $9.00 per person for lunch and $13.00 to $15.00 per person for dinner.

    As a complement to its menu, each Hops Grill & Bar restaurant offers lager-style beers and ales that are brewed on-premises. The restaurants utilize their original recipes to brew four distinctive lager-style beers and ales:
Clearwater Light, Lightning Bold Gold, Hammerhead Red and A-1 Ale. An observation microbrewery at each restaurant allows customers to view the entire brewing process. The brewed beers are served in a frozen glass mug and, except for one non-alcoholic beer, are the only beers served. Full bar service is also available at each restaurant. Sales of alcoholic beverages accounted for approximately 18% of the total sales (with beer constituting 10% of total sales) during 1996. Clearwater Light, Lightning Bold Gold and Hammerhead Red are trademarks recently purchased by the Company from Hops Restaurants, Inc.

    Hops Grill & Bar restaurants range in size from approximately 5,000 to 7,300 square feet. The on-premise brewing equipment is an integral aspect of the design, enhancing the ambiance of the restaurant and creating a dramatic visual effect. The observation microbreweries in the restaurants occupy from 450 to 750 square feet. The restaurant dining and bar areas seat from 160 to 240 customers. The cost of developing and opening a Hops Grill & Bar restaurant averaged approximately $1.4 million in 1996, excluding land costs and including approximately $160,000 in microbrewery equipment.

    An operating partner program is a key element of the Hops Grill & Bar development strategy. Under this program, each operating partner acquires a 10% interest in the restaurants developed within a specified geographic area. Each operating partner is an experienced restaurant operator who can provide local market knowledge and management. Five of the Hops Grill & Bar restaurants currently have an operating partner whose interest will remain in place after the acquisition by Apple South. Apple South expects that Hops Grill & Bar will continue this program following the acquisition. Hops Grill & Bar intends to open nine restaurants in 1997.

                                USE OF PROCEEDS

    The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither Apple South nor the Trust will receive any proceeds from the sale of the Offered Securities.

             RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS.

    The following table sets forth the ratio of earnings to fixed charges for the company for the periods indicated. The Company did not have any preferred stock dividends in any of the periods indicated, and, therefore, the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was equal to the ratio of earnings to fixed charges for such period.

                                                                              YEAR ENDED
                                          -----------------------------------------------------------------------------------
                                           DECEMBER 29,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                               1996             1995             1994             1993             1992
                                          ---------------  ---------------  ---------------  ---------------  ---------------
Ratio of earnings to fixed charges(5)...         1.92x            3.83x            5.04x            4.53x            2.99x

    The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings represent income from continuing operations before income taxes and fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest, debt amortization costs and one-third (the portion deemed representative of the interest factor) of total restaurant lease payments. The ratio of earnings to fixed charges excluding the merger and asset revaluation charges would have been 3.44x and 4.67x for 1996 and 1995, respectively.

                            APPLE SOUTH FINANCING I

    Apple South Financing is a statutory business trust created under Delaware law pursuant to (i) an amended and restated declaration of trust dated as of March 11, 1997 (the "Declaration") executed by Apple South as sponsor (the "Sponsor"), and certain of the trustees of Apple South Financing (the "Apple South Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 18, 1997. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the TECONS, the purchasers thereof owned all of the TECONS. See "Description of the TECONS--Book-Entry; Delivery and Form" and "--The Global TECONS." Apple South acquired all of the Trust Common Securities which have an aggregate liquidation amount equal to 1% of the total capital of Apple South Financing. Apple South Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, the number of Apple South Trustees is initially five. Three of the Apple South Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with Apple South. The fourth trustee is a financial institution that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, First Union Bank of Delaware is acting as Delaware Trustee. The fifth trustee is a financial institution that is unaffiliated with Apple South and serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). First Union National Bank of Georgia is and will be the Institutional Trustee until removed or replaced by the holder of the Trust Common Securities. For the purposes of compliance with the provisions of the Trust Indenture Act, First Union National Bank of Georgia acts as trustee (the "Guarantee Trustee") under the Guarantee and as Indenture Trustee under the Indenture. See "Description of the Guarantee" and "Description of the TECONS--Voting Rights."

    The Institutional Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. The Institutional Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds received in payments of principal, premium, if any, and interest on the Convertible Debentures. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the TECONS. Apple South, as the direct holder of all the Trust Common Securities, has the right to appoint, remove or replace any Apple South Trustee and to increase or decrease the number of Apple South Trustees. Apple South will pay all fees and expenses related to Apple South Financing and the offering of the Trust Securities. See "Description of the Convertible Debentures--Miscellaneous."

    The rights of the holders of the TECONS, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). See "Description of the TECONS."

    The financial statements of the Trust will be consolidated with Apple South's financial statements, and in the event that the Trust obtains an exemption from the periodic reporting requirements of the Exchange Act pursuant to the Commission's Staff Accounting Bulletin 53, the Trust will not file separate financial statements under the Exchange Act and the Company's future filings under the Exchange Act will (i) present the Trust's securities as a separate line item on the balance sheet entitled "Apple South-- Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust holding solely Convertible Subordinated Debentures"; (ii) state in a footnote to the financial statements that the sole assets of the Trust are the Convertible Debentures with an aggregate principal amount of $116,161,500, which bear interest at the rate of 7% per annum and mature on March 1, 2027; (iii) include in an audited footnote to the financial statements disclosure that (A) the Trust is wholly-owned; (B) the sole assets of the Trust are the Convertible Debentures with an aggregate principal amount of $116,161,500, which bear interest at the rate of 7% per annum and mature on March 1, 2027; and
(C) the Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust, constitutes a full and unconditional guarantee by the Company of the Trust's obligations under the TECONS.

    The place of business and the telephone number of the Trust are the principal executive offices and telephone number of Apple South. See "Prospectus Summary--The Company."

                           DESCRIPTION OF THE TECONS

    The TECONS were issued pursuant to the terms of the Declaration. The terms of the TECONS include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the TECONS is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Trust Common Securities are owned by Apple South. The Trust Common Securities rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the TECONS, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Trust Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the TECONS. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds the Convertible Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of Distributions out of money held by the Trust, and payments upon redemption of the TECONS or liquidation of the Trust, are guaranteed by Apple South to the extent described under "Description of the Guarantee." The Guarantee does not cover payment of Distributions when the Trust does not have sufficient available funds to pay such Distributions. In such event, the remedy of a holder of TECONS is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures except in the limited circumstances in which the holder may take Direct Action or otherwise enforce the Institutional Trustee's rights. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

    Distributions on the TECONS are fixed at an annual rate of $3.50. Distributions in arrears for more than one quarter will accrue interest thereon at the Distribution rate, compounded quarterly. The term "Distribution" as used herein includes any such interest payable unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

    Distributions on the TECONS will be cumulative, will accumulate from March 11, 1997, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

    If use of this registration statement for resales is suspended for any time during the two-year period after the effective date, then additional interest (in addition to amounts otherwise due on the TECONS) will accrue at an annual rate of 0.50% on the TECONS during the period use is so suspended.

    So long as Apple South shall not be in default in the payment of interest on the Convertible Debentures, Apple South has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time on the Convertible Debentures, which, if exercised, would defer quarterly Distributions on the TECONS (though such distributions would continue to accumulate with interest thereon at the Distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Debentures) during any such Extension Period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Debentures. In the event that Apple South exercises this right, then (a) Apple South shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Apple South Common Stock in connection with the satisfaction by Apple South of its obligations under any employee benefits plans, (ii) as a result of a reclassification of Apple South capital stock or the exchange or conversion of one class or series of Apple South capital stock for another class or series of Apple South capital stock or (iii) the purchase of fractional interests in shares of Apple South capital stock pursuant to the conversion or exchange provisions of such Apple South capital stock or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Apple South Common Stock to be used in connection with acquisitions of Apple South Common Stock by shareholders pursuant to a dividend reinvestment plan), (b) Apple South shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by Apple South that rank PARI PASSU with or junior to the Convertible Debentures and (c) Apple South shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Apple South may further extend the Extension Period; PROVIDED, that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Apple South may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures--Interest" and "--Option to Extend Interest Payment Period." If Distributions are deferred, the deferred Distributions and accrued interest thereon shall be paid to holders of record of the TECONS as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

    Distributions on the TECONS must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The Trust's funds available for Distribution to the holders of TECONS will be limited to payments received from Apple South on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of Distributions out of money held by the Trust is guaranteed by Apple South to the extent set forth under "Description of the Guarantee."

    Distributions on the TECONS will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as TECONS remain in book-entry form, will be one Business Day (as defined below) prior to the relevant payment dates. Such Distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--The Global TECONS". In the event that the TECONS do not continue to remain in book-entry only form, the relevant record dates for the TECONS shall conform to the rules of any securities exchange on which the TECONS are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which Distributions are to be made on the TECONS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business

Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City, or Atlanta, Georgia are permitted or required by any applicable law to close.

CONVERSION RIGHTS

GENERAL

    The TECONS will be convertible at any time beginning prior to the close of business on March 1, 2027 (or in the case of TECONS called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Apple South Common Stock at an initial conversion rate of 3.3801 shares of Apple South Common Stock for each TECONS (equivalent to a conversion price of $14.793 per share of Apple South Common Stock (the "Initial Conversion Price")), subject to adjustment as described under "--Conversion Price Adjustments--General" and "--Conversion Price Adjustments-- Fundamental Change."

    If a TECONS is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the TECONS is registered at the close of business on such record date, and (other than a TECONS or a portion of a TECONS called for redemption on a date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the TECONS must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date.

    The terms of the TECONS provide that a holder of a TECONS wishing to exercise its conversion right shall surrender such TECONS, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such TECONS for a portion of the Convertible Debentures and immediately convert an equivalent amount of Convertible Debentures into Apple South Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the TECONS is in effect, however, procedures for converting the TECONS in book-entry form into shares of Apple South Common Stock will differ, as described under "--The Global TECONS".

    No fractional shares of Apple South Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by Apple South in cash based on the current market price per share of Apple South Common Stock on the date such TECONS are surrendered for conversion.

CONVERSION PRICE ADJUSTMENTS--GENERAL

    The Initial Conversion Price is subject to adjustment (under formulae set forth in the Indenture) in certain events, including:

        (i) the issuance of Apple South Common Stock as a dividend or distribution on Apple South Common Stock;

        (ii) certain subdivisions and combinations of Apple South Common Stock;

       (iii) the issuance to all holders of Apple South Common Stock of certain rights or warrants to purchase Apple South Common Stock at less than the then current market price;

        (iv) the distribution to all holders of Apple South Common Stock of (A) equity securities of Apple South (other than Apple South Common Stock), (B) evidences of indebtedness of Apple South and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in clause
    (iii) above, (2) any rights or warrants to acquire any capital stock of any entity other than Apple South, (3) any dividends or distributions in connection with the liquidation, dissolution or winding-up of Apple South, (4) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of Apple South and (5) any dividends or distributions referred to in clause (i) above);

        (v) distributions to all holders of Apple South Common Stock, consisting of cash, excluding (a) any cash dividends on Apple South Common Stock to the extent that the aggregate cash dividends per share of Apple South Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Apple South Common Stock of the cash dividends paid on Apple South Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require any adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of Apple South Common Stock), and (y) 15% of the average of the daily Closing Price (as defined in the Indenture) of Apple South Common Stock for the ten consecutive Trading Days (as defined in the Indenture) immediately prior to the date of declaration of such dividend, and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of Apple South or a redemption of any rights issued under a rights agreement; PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below; and

        (vi) payment in respect of a tender or exchange offer by Apple South or any subsidiary of Apple South for Apple South Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Apple South Common Stock exceed (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of Apple South Common Stock on the Trading Day next succeeding the Expiration Time (as defined in the Indenture) for such tender or exchange offer.

    If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a dividend described in subclause (a) of clause (v) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause
(vi) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the Apple South Common Stock acquired in the tender or exchange offer exceeds 110% of the value of such shares based on the first reported sale price of Apple South Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, Apple South may provide that upon the conversion of the TECONS the holder converting such TECONS will receive, in addition to the Apple South Common Stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its TECONS into Apple South Common Stock.

    No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; PROVIDED, HOWEVER, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

    Apple South from time to time may, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 Business Days (as defined in the Indenture), in which case Apple South shall give at least 15 days' notice of such reduction. In particular, Apple South may, at its option, make such reduction in the conversion price, in addition to those set forth above, as Apple South deems advisable to avoid or diminish any income tax to holder of Apple South Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons. See "Certain Federal Tax Consequences--Adjustment of Conversion Price."

CONVERSION PRICE ADJUSTMENTS--FUNDAMENTAL CHANGE

    In the event that Apple South shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of Apple South Common Stock (other than a change in par value or as a result of a subdivision or combination of Apple South Common Stock); (ii) any consolidation or merger of Apple South with or into another corporation as a result of which holders of Apple South Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Apple South Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding Apple South Common Stock); (iii) any sale or transfer of all or substantially all of the assets of Apple South; or (iv) any compulsory share exchange, pursuant to any of which holders of Apple South Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each TECONS then outstanding shall have the right thereafter to convert such TECONS only into (x) if any such transaction does not constitute a Common Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Apple South Common Stock issuable upon conversion of such TECON immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as defined below), giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change, shares of common stock of the kind received by holders of Apple South Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Apple South Common Stock, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee, satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

        (i) in the case of a Non-Stock Fundamental Change, the conversion price per share of Apple South Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be 100 and the denominator of which will be an amount based on the date such Non-Stock Fundamental Change occurs. For the 12-month period beginning March 1, 1997, the denominator will be 107.00, and the denominator will decrease by 0.875 during each successive 12-month period; PROVIDED, that the denominator shall in no event be less than 100.0.

        (ii) in the case of a Common Stock Fundamental Change, the conversion price per share of Apple South Common Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Apple South Common Stock (subject to certain limited exceptions) is shares of common stock of the successor, acquirer or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the Common Stock Fundamental Change) and (B) all of the Apple South Common Stock (subject to certain limited exceptions) shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquirer or other third party, the conversion price per share of Apple South Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Apple South Common Stock as a result of the Common Stock Fundamental Change.

    The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all of the Apple South Common Stock is converted into securities, cash or property and not more than 50% of the value received by the holders of Apple South Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (a "Non-Stock Fundamental Change," as defined herein), to increase the securities, cash or property into which each TECONS is convertible.

    In a Non-Stock Fundamental Change transaction where the initial value received per share of Apple South Common Stock (measured as described in the definition of Applicable Price below) is lower than the then-applicable conversion price of the TECONS but greater than or equal to the Reference Market Price (as defined herein), the conversion price will be adjusted as described above with the effect that each TECONS will be convertible into securities, cash or property of the same type received by the holders of Apple South Common Stock in such transaction but in an amount per TECONS equal to the amount indicated as the denominator as of the date of such transaction as set forth in clause (i) above with respect to conversion prices for Non-Stock Fundamental Changes.

    In a Non-Stock Fundamental change transaction where the initial value received per share of Apple South Common Stock (measured as described in the definition of Applicable Price below) is lower than both the conversion price of a TECONS and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

    In a Fundamental Change transaction where all or substantially all the Apple South Common Stock is converted into securities, cash or property and more than 50% of the value received by the holders of Apple South Common Stock (subject to certain limited exceptions) consists of listed or Nasdaq National Market traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (a) where Apple South Common Stock is converted partly into such common stock and partly into other securities, cash or property, each TECONS will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of Apple South Common Stock into which such TECONS was convertible immediately before the transaction (measured as aforesaid) and (b) where Apple South Common Stock is converted solely into such common stock, each TECONS will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Apple South Common Stock into which such TECONS was convertible immediately before such transaction.

    In determining the amount and type of consideration received by a holder of Apple South Common Stock in the event of a Fundamental Change, consideration received by a holder of Apple South Common Stock pursuant to a statutory right of appraisal will be disregarded.

    "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Apple South Common Stock receive only cash, the amount of cash receivable by a holder of one share of Apple South Common Stock and (ii) in the event of any other Fundamental Change, the average of the Closing Prices (as defined in the Indenture) for one share of Apple South Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Apple South Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date on which the holders of the Apple South Common Stock will have the right to receive such cash, securities, property or other assets.

    "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by Apple South's Board of Directors) of the consideration received by holders of Apple South Common Stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market, PROVIDED, HOWEVER, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (i) Apple South continues to exist after the occurrence of such Fundamental Change and the outstanding TECONS continue to exist as outstanding TECONS, or (ii) the outstanding TECONS continue to exist as TECONS and are convertible into shares of common stock of the successor to Apple South.

    "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Apple South Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidated, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the Apple South Common Stock has been exchanged for, converted into or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Apple South Common Stock received in the transaction or event as a result of which more than 50% of the Apple South Common Stock shall have been exchanged for, converted into or acquired for or shall constitute solely the right to receive such cash, securities, properties or other assets.

    "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the closing prices for one share of common stock received by holders of Apple South Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Apple South Common Stock entitled to receive such shares of common stock or, if there is no such record date, prior to the date upon which the holders of Apple South Common Stock shall have the right to receive such shares of common stock.

    "Reference Market Price" will initially mean $8.08 (which unless otherwise specified in this Prospectus will be 66.67% of the last reported bid price per share of Apple South Common Stock on the Nasdaq National Market on March 5,
1997) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price of the TECONS.

    Conversions of the TECONS may be effected by delivering them to the office or agency of Apple South maintained for such purpose in the Borough of Manhattan, The City of New York.

    Conversion price adjustments may, in certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended (the "Code"), to holders of TECONS or to holders of Apple South Common Stock issued upon conversion thereof. See "Certain Federal Tax Consequences--Adjustment of Conversion Price."

    No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; PROVIDED, HOWEVER, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

MANDATORY REDEMPTION

    The Convertible Debentures will mature on March 1, 2027, and may be redeemed, in whole or in part, at any time on or after March 3, 2000, or at any time in certain circumstances upon the occurrence of a Special Event. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid or redeemed at the appropriate Redemption Price plus accrued interest to the date fixed for redemption (including Compound and Additional Interest); PROVIDED, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Debentures--Redemption at the Option of Apple South." In the event that fewer than all of the outstanding TECONS are to be redeemed, the TECONS will be redeemed PRO RATA as described under "--The Global TECONS".

SPECIAL EVENT DISTRIBUTION

    "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Prospectus, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the U.S. or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, the date of this Prospectus, there is the creation by such change in tax law of more than an insubstantial risk that (i) the Trust is or will be subject to U.S. federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest paid in cash by Apple South to the Trust on the Convertible Debentures is not, or will not be, deductible, in whole or in part, by Apple South for U.S. federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires Apple South for U.S. federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by Apple South in cash; PROVIDED, that such change in tax law does not create more than an insubstantial risk that Apple South will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by Apple South in cash.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of this Prospectus (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Trust may with the consent of Apple South, except in the limited circumstances described below, be dissolved with the result that, after satisfaction of liabilities to creditors, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a PRO RATA basis within 90 days following the occurrence of the Special Event; PROVIDED, that such dissolution and distribution shall be conditioned on
(i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for U.S. federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures, (ii) Apple South or the Trust being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Apple South or the holders of the Trust Securities and (iii) Apple South's prior written consent to such dissolution and distribution. If Apple South declines to consent to the dissolution and distribution, Apple South may incur an obligation to pay Additional Interest. See "Description of the Convertible Debentures--Additional Interest." Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees, the Regular Trustees shall have been informed by nationally recognized independent tax counsel experienced in such matters that it cannot deliver a No Recognition Opinion to the Trust, Apple South shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption, including Compound Interest, for cash within 90 days following the occurrence of such Tax Event. So long as the corresponding TECONS are outstanding, the proceeds from any such redemption of the Convertible Debenture will be used to redeem TECONS; PROVIDED, HOWEVER, that if at the time there is available to Apple South or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other reasonable measure that has no adverse effect on the Trust, Apple South or the holders of the Trust Securities, Apple South or the Trust will pursue such measure in lieu of redemption.

    After the date for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the TECONS will no longer be deemed to be outstanding, (ii) the Depository (as defined herein) or its nominee, as the record holder of the TECONS, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution, and (iii) any certificates representing TECONS not held by the Depository or its nominee will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and accrued and unpaid interest (including Compound and Additional Interest) equal to accrued and unpaid Distributions on such TECONS until such certificates are presented to Apple South or its agent for transfer or reissuance.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

    The Trust may not redeem fewer than all of the outstanding TECONS unless all accumulated and unpaid Distributions have been paid on all TECONS for all quarterly Distribution periods terminating on or prior to the date of redemption.

    If the Trust gives notice of redemption in respect of TECONS (which notice will be irrevocable), then, by 12:00 noon New York City time on the redemption date, PROVIDED, that Apple South has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Convertible Debentures, the Trust will (A), with respect to TECONS in book-entry form, irrevocably deposit with the Depository funds sufficient to pay the applicable Redemption Price plus accrued interest to the date fixed for redemption, including Compound and Additional Interest, and will give the Depository irrevocable instructions and authority to pay the Redemption Price and such interest to the holders of the TECONS and (B), with respect to TECONS issued in definitive form, pay the Redemption Price and such interest to the holders of such TECONS by check mailed to the address of the relevant holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue and all rights of holders of such TECONS so called for redemption will cease, except the right of the holders of such TECONS to receive the Redemption Price and such interest, but without additional interest on such Redemption Price. In the event that any date fixed for redemption of TECONS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of TECONS is improperly withheld or refused and not paid either by the Trust or by Apple South pursuant to the Guarantee, distributions on such TECONS will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding TECONS are to be redeemed, the TECONS will be redeemed as described under "--The Global TECONS."

    Subject to the foregoing and applicable law (including, without limitation, U.S. federal securities laws), Apple South or its subsidiaries may at any time, and from time to time, purchase outstanding TECONS by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the TECONS will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per TECONS plus accumulated and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the TECONS have been distributed on a PRO RATA basis to the holders of the TECONS.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the TECONS shall be paid on a PRO RATA basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the TECONS, except that if a Declaration Event of Default has occurred and is continuing, the TECONS shall have a preference over the Trust Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall dissolve (i) on March 1, 2027, the expiration of the term of the Trust, (ii) upon the bankruptcy of Apple South or the holder of the Trust Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Trust Common Securities or Apple South, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the holder of the Trust Common Securities or Apple South and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Trust Common Securities, Apple South or the Trust, (vi) upon the redemption of all the Trust Securities or (vii) upon the distribution of Apple South Common Stock to all holders of TECONS upon conversion of all outstanding TECONS.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the TECONS have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the TECONS have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the TECONS and only the holders of the TECONS will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any holder of TECONS may, to the fullest extent permitted by law, institute a legal proceeding against Apple South to enforce the Institutional Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Apple South to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), Apple South acknowledges that then a holder of TECONS may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Apple South will be subrogated to the rights of such holders of TECONS under the Declaration to the extent of any payment made by Apple South to such holder of TECONS in such Direct Action. The holders of TECONS will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. Apple South and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the TECONS have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the TECONS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as a holder of the Convertible Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 4.13 of the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable; PROVIDED, HOWEVER, that if an Indenture Event of Default has occurred and is continuing then, the holders of 25% of the aggregate liquidation amount of the TECONS may direct the Institutional Trustee to declare the principal of and interest on the Convertible Debentures immediately due and payable; PROVIDED, FURTHER, that where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Convertible Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the TECONS may direct the Institutional Trustee to give such consent or take such action.

    The Institutional Trustee shall notify all holders of the TECONS of any notice of default received from the Debt Trustee with respect to the Convertible Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for U.S. federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of U.S. federal income tax, the Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the TECONS will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of TECONS may be given at a separate meeting of holders of TECONS convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of TECONS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of TECONS. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of TECONS will be required for the Trust to redeem and cancel TECONS or distribute Convertible Debentures in accordance with the Declaration.

    Notwithstanding that holders of TECONS are entitled to vote or consent under any of the circumstances described above, any of the TECONS that are owned at such time by Apple South or any entity directly or indirectly controlling or controlled by, or under direct common control with, Apple South, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such TECONS were not outstanding.

    The procedures by which holders of TECONS in book entry form may exercise their voting rights are described in "--The Global TECONS."

    Holders of the TECONS have no rights to appoint or remove the Apple South Trustees, who may be appointed, removed or replaced solely by Apple South as the holder of all of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), PROVIDED, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, that if any amendment or proposal referred to in clause (i) above would adversely affect only the TECONS or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of U.S. federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

PROPOSED TAX LEGISLATION

    On February 6, 1997, as a part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for U.S. federal income tax purposes certain debt instruments with a maximum term of more than 15 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with OID. The Proposed Legislation is proposed to be effective for debt instruments issued on or after the date on which the first Congressional committee action is taken.

    It is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they would be issued prior to the date of any "Congressional action." However, there can be no assurances that the effective date guidance contained in the Proposed Legislation will be incorporated in the legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures.

    If the Proposed Legislation or any similar legislation changed the tax treatment of the Convertible Debentures and the TECONS, the U.S. federal income tax consequences of the purchase, ownership and disposition of the TECONS would differ from those described herein. If legislation were enacted that would constitute a Tax Event, there could be a distribution of the Convertible Debentures to holders of the TECONS or, in certain circumstances, at Apple South's option, redemption of the Convertible Debentures by Apple South. There can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Debentures and the TECONS. The discussion herein assumes that the Proposed Legislation, if enacted, will not apply to the Convertible Debentures or the TECONS.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise described in the Declaration. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; PROVIDED, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the TECONS other securities having substantially the same terms as the TECONS (the "Successor Securities"), so long as the Successor Securities rank the same as the TECONS rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Apple South expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) the TECONS or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the TECONS are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the TECONS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Apple South has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for U.S. federal income tax purposes, and (viii) Apple South guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Trust Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

BOOK-ENTRY; DELIVERY AND FORM

RESALES UNDER REGULATION S AND RULE 144A

    The following describes the delivery and form of TECONS in connection with the Original Offering and transactions in TECONS which are not being or have not been resold under this Prospectus.

    The certificates representing the TECONS are issued in fully registered form. TECONS resold in offshore transactions in reliance on Regulation S under the Securities Act are initially represented by a single, temporary global TECONS in definitive, fully registered form (the "Temporary Regulation S Global TECONS") which is deposited with the Institutional Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Euroclear and Cedel. The Temporary Regulation S Global

TECONS is exchangeable for a single, permanent global TECONS (the "Permanent Regulation S Global TECONS", and, together with the Temporary Regulation S Global TECONS, the "Regulation S Global TECONS") on or after April 20, 1997. Prior to April 20 1997, beneficial interests in the Temporary Regulation S Global TECONS may only be held through Euroclear or Cedel, and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S and in accordance with the certification requirements described below.

    TECONS resold in reliance on Rule 144A are represented by a single, permanent global TECONS in definitive, fully registered form (the "Restricted Global TECONS") which is deposited with the Institutional Trustee as custodian for DTC and registered in the name of a nominee of DTC. The Restricted Global TECONS and the Temporary Regulation S Global TECONS (and any TECONS issued in exchange therefor) are subject to certain restrictions on transfer set forth therein and bear a restrictive legend. Prior to April 20, 1997, a beneficial interest in the Temporary Regulation S Global TECONS may be transferred to a person who takes delivery in the form of an interest in the Restricted Global TECONS only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in the Restricted Global TECONS may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global TECONS whether before, on or after April 20, 1997, only upon receipt by the Trustee of a written certification to the effect that such transfer is being made in accordance with Regulation S under the Securities Act. After the TECONS have been registered and resold under the Securities Act, all certification requirements with respect to the TECONS will cease.

RESALES UNDER THIS PROSPECTUS

    TECONS resold under the Registration Statement of which this Prospectus forms a part will be represented by a single, permanent global TECONS in definitive, fully registered form (the "Unrestricted Global TECONS" and with the Regulation S Global TECONS and the Restricted Global TECONS, the "Global TECONS") which is deposited with the Institutional Trustee as custodian for DTC and registered in the name of a nominee of DTC.

    Upon each sale by a Selling Holder of TECONS (or the Convertible Debentures or shares of Apple South Common Stock into which the TECONS or Convertible Debentures, as the case may be, may be converted) offered hereby, such Selling Holder will be required to deliver a notice (the "Notice") of such sale to the Institutional Trustee and the Company. The Notice will, among other things, identify the sale as a sale pursuant to the Registration Statement of which this Prospectus forms a part, certify that the prospectus delivery requirements, if any, of the Securities Act have been satisfied, and certify that the Selling Holder and the number of TECONS (or Convertible Debentures or shares of Apple South Common Stock, as the case may be) are identified in the Prospectus in accordance with the applicable rules and gegulations under the Securities Act. A copy of the Notice is included herein in Appendix A. Additional copies may be requested from the Company, Attention: Erich J. Booth, Hancock at Washington, Madison, Georgia 30650, telephone number (706) 342-4552.

    Upon receipt by the Institutional Trustee of the Notice relating to a sale of TECONS, an appropriate adjustment will be made to reflect a decrease in the principal amount of the Restricted Global TECONS or the Regulation S Global TECONS, as the case may be, or the cancellation of a TECONS in certificated form upon the transfer thereof, and a corresponding increase in the principal amount of the Unrestricted Global TECONS.

    The TECONS resold in reliance on Rule 144A are currently eligible for trading in the PORTAL market of the National Association of Securities Dealers, Inc. TECONS resold pursuant to the Registration Statement of which this Prospectus forms a part are not expected to remain eligible for trading through the PORTAL System. Apple South does not intend to apply for listing of the TECONS on any securities exchange or for inclusion of the TECONS on any automated quotation system.

TRANSFERS BETWEEN GLOBAL SECURITIES

    Any beneficial interest in one of the Global TECONS that is transferred to a person who takes delivery in the form of an interest in one of the other Global TECONS, will, upon transfer, cease to be an interest in such Global TECONS and become an interest in another Global TECONS, and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global TECONS for as long as it remains such an interest. Except in the limited circumstances described under "The Global TECONS," owners of beneficial interests in Global TECONS will not be entitled to receive physical delivery of certificated TECONS. The TECONS are not issuable in bearer form.

RESALES TO INSTITUTIONAL ACCREDITED INVESTORS

    TECONS which are not resold under the Registration Statement of which this Prospectus is a part, but which are transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be issued in registered certificated form ("Regulation D TECONS"). Upon the transfer of Regulation D TECONS held by a Non-Global Purchaser either to a qualified institutional buyer, in accordance with Regulation S or as a Selling Holder under this Prospectus, such Regulation D TECONS will, unless the relevant Global TECONS has previously been exchanged in whole for certificated TECONS, be exchanged for an interest in a Global TECONS.

THE GLOBAL TECONS

    Upon the issuance of the Global TECONS, DTC or its custodian credited, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global TECONS to the accounts of persons who have accounts with such depository. Such accounts initially were designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global TECONS is limited to persons who have accounts with DTC ("Participants") or person who hold interests through Participants. Ownership of beneficial interests in the Global TECONS is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). Qualified institutional buyers may hold their interests in the Global TECONS directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

    Investors may hold their interests in the Regulation S Global TECONS directly through Cedel or Euroclear, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. Beginning April 20, 1997 (but not earlier), investors may also hold such interests through organizations other than Cedel or Euroclear that are Participants in the DTC system. Cedel and Euroclear hold interests in the Regulation S Global TECONS on behalf of their Participants through DTC.

    So long as DTC, or its nominee, is the registered owner or holder of the Global TECONS, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the TECONS represented by such Global TECONS for all purposes under the Trust Agreement and the TECONS. No beneficial owner of an interest in the Global TECONS will be able to transfer that interest except in accordance with DTC's applicable procedures and, if applicable, those of Euroclear and Cedel.

    Payments of the principal of, and interest on, the Global TECONS will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trust or any paying agent have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global TECONS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global TECONS will credit Participants' accounts with payments in accounts proportionate to their respective beneficial interests in the principal amount of the Global TECONS as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global TECONS held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated TECONS for any reason, including to sell TECONS to persons in states which require such delivery of such TECONS or to pledge such TECONS, such holder must transfer its interest in the Global TECONS in accordance with the normal procedures of DTC. Transfers between Participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of TECONS (including the presentation of TECONS for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global TECONS is credited and only in respect of such portion of the aggregate liquidation amount of TECONS as to which such participant or Participants has or have given such direction.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global TECONS as represented by a global certificate.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the Nasdaq National Market, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Conversion and redemption notices shall be sent to DTC or its nominee. If less than all of the TECONS of a Direct Participant are being converted or redeemed, DTC or such nominee will reduce the amount of the interest of each Direct Participant in such TECONS in accordance with its normal procedures.

    Although voting with respect to the TECONS is limited, in those cases where a vote is required, neither DTC nor its nominee will itself consent or vote with respect to TECONS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The

Omnibus Proxy assigns consenting or voting rights to those Direct Participants to whose accounts the TECONS are credited on the record date (identified in a listing attached to the Omnibus Proxy). Apple South and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and beneficial owners of TECONS will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global TECONS among Participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Institutional Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations. If DTC discontinues being the Depository and a successor Depository is not obtained, certificates for the TECONS are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Apple South) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor Depository) with respect to the TECONS. In that event, certificates for the TECONS will be printed and delivered.

    The information in this section concerning DTC, Euroclear and Cedel and DTC's book-entry system has been obtained from sources that Apple South and the Trust believe to be reliable, but neither Apple South nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of TECONS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of TECONS will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

CONVERSION AGENT AND PAYING AGENT

    The Institutional Trustee shall act as Conversion Agent. In addition, for TECONS in certificated form and TECONS that do not remain in book-entry form, the following provisions would apply:

        The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of TECONS will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Apple South may require) in respect of any tax or other government charges that may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of TECONS after such TECONS have been called for redemption.

INSTITUTIONAL TRUSTEE

    Apple South may maintain banking and other commercial relationships with the Institutional Trustee and its affiliates in the ordinary course of business, and the Institutional Trustee may own TECONS.

GOVERNING LAW

    The Declaration and the TECONS are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for U.S. federal income tax purposes. Apple South is authorized and directed to conduct its affairs so that the Convertible Debentures will be treated as indebtedness of Apple South for U.S. federal income tax purposes. In this connection, Apple South and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of Apple South, that each of Apple South and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the TECONS or vary the terms thereof.

    Holders of the TECONS have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

    Pursuant to the Guarantee, Apple South irrevocably and unconditionally agrees, to the extent set forth therein, to pay in full, to the holders of the TECONS issued by the Trust, the Guarantee Payments (as defined below) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to TECONS to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the TECONS Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such TECONS, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, which will not be lower than the liquidation amount, and all accrued and unpaid Distributions, to the extent the Trust has funds available therefor with respect to any TECONS called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of TECONS or the conversion of all of the TECONS), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on such TECONS to the date of payment, to the extent the Trust has funds available therefor and
(b) the amount of assets of the Trust remaining available for distribution to holders of such TECONS in liquidation of the Trust. Apple South's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Apple South to the holders of TECONS or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee are those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the TECONS.

    Apple South has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantee") to the same extent as under the Guarantee, except that upon an event of default under the Indenture, holders of TECONS shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

    Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description is subject to, and is qualified in its entirety by reference to, the description in the Indenture, dated as of March 6, 1997 (the "Indenture"), between Apple South and First Union National Bank of Georgia, as Trustee (the "Debt Trustee"). Certain capitalized terms used herein are defined in the Indenture.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the TECONS--Special Event Distribution."

GENERAL

    The Convertible Debentures are issued as unsecured debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to approximately $116,161,500, such amount being the sum of the aggregate stated liquidation of the TECONS and the capital contributed by Apple South in exchange for the Trust Common Securities (the "Apple South Payment").

    The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compound and Additional Interest, if any, on March 1, 2027.

    If Convertible Debentures are distributed to holders of TECONS in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor Depository or, in the event that no depository is used, to a paying agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in New York, New York; PROVIDED, that payment of interest may be made at the option of Apple South by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debentures is the Institutional Trustee, the payment of principal and interest on the Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SUBORDINATION

    The Indenture provides that the Convertible Debentures are subordinated and junior in right of payment to all Senior Indebtedness of Apple South. No payment of principal (including redemption payments), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of Apple South is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist or (ii) if the maturity of any Senior Indebtedness of Apple South has been accelerated because of a default. Upon any distribution of assets of Apple South to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Apple South must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Until satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of such Senior Indebtedness of Apple South to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Apple South.

REDEMPTION AT THE OPTION OF APPLE SOUTH

    Apple South has the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after March 3, 2000, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) together with accrued and unpaid interest, including Compound and Additional Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning March 1:

                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
2000.............................................................................    104.375%
2001.............................................................................    103.500
2002.............................................................................    102.625
2003.............................................................................    101.750
2004.............................................................................    100.875

and 100% if redeemed on or after March 1, 2005.

    If Convertible Debentures are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

    Apple South also has the right to redeem the Convertible Debentures in certain circumstances upon the occurrence of a Special Event as described under "Description of the TECONS--Special Event Distribution; Tax Event Redemption," and, depending on the specific circumstances, any such redemption may be at 100% of the principal amount thereof together with accrued and unpaid interest (including Compound and Additional Interest) to the redemption date.

    So long as the corresponding TECONS are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem TECONS.

INTEREST

    Each Convertible Debenture bears interest at the rate of 7% per annum from the first date of original issuance, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing June 1, 1997, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event that the Convertible Debentures are not in book-entry only form, Apple South shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PROPOSED TAX LEGISLATION

    Please refer to the discussion above under the heading "Description of the TECONS--Proposed Tax Legislation."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Apple South shall not be in default in the payment of interest on the Convertible Debentures, Apple South has the right at any time and from time to time, during the term of the Convertible Debentures to defer payments of interest for successive periods not exceeding 20 consecutive quarters for each such Extension Period, at the end of which Extension Period, Apple South shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); PROVIDED, that during any such Extension Period, (a) Apple South shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Apple South Common Stock in connection with the satisfaction by Apple South of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Apple South capital stock or the exchange or conversion of one class or series of Apple South capital stock for another class or series of Apple South capital stock, (iii) the purchase of fractional interests in shares of Apple South capital stock pursuant to the conversion or exchange provisions of such Apple South capital stock or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Apple South Common Stock to be used in connection with acquisitions of Apple South Common Stock by shareholders pursuant to Apple South's dividend reinvestment plan), (b) Apple South shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Apple South that rank PARI PASSU with or junior to the Convertible Debentures and (c) Apple South shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Apple South may further defer payments of interest by extending the interest payment period; PROVIDED, HOWEVER, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Apple South may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Apple South has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Debentures, Apple South shall give the Regular Trustees, the Institutional Trustee and the Indenture Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the TECONS are payable or (ii) the date the Regular Trustees are required to give notice to the Nasdaq National Market (or other applicable self-regulatory organization) or to holders of the TECONS of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Apple South's selection of such Extension Period to the holders of the TECONS. If the Institutional Trustee shall not be the sole holder of the Convertible Debentures, Apple South shall give the holders of the TECONS notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Apple South is required to give notice to the Nasdaq National Market (or other applicable self-regulatory organization) or to holders of the Convertible Debentures of the record or payment date of such related interest payment.

CONVERSION OF THE CONVERTIBLE DEBENTURES

    The Convertible Debentures are convertible into Apple South Common Stock at the option of the holders of the Convertible Debentures at any time prior to the close of business on March 1, 2027 (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at the Initial Conversion Price subject to the conversion price adjustments described under "Description of the TECONS--Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of TECONS. Upon surrender of a TECONS to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the TECONS so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Apple South Common Stock on behalf of such holder. Apple South's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Apple South Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the obligation of Apple South to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; PROVIDED, HOWEVER, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion.

ADDITIONAL INTEREST

    If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the U.S., or any other taxing authority, then, in any such case, Apple South will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust or the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust or the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to the Convertible Debentures:

    (a) failure to pay principal of (or premium, if any, on) any Convertible Debenture when due; (b) failure to pay interest on any Convertible Debenture when due, continued for 30 days; (c) failure to perform any other covenant or agreement of Apple South under the Indenture (other than a covenant the performance of which is dealt with specifically elsewhere in the Indenture), continued for 90 days after written notice as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization; and (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities.

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Convertible Debentures, will have the right to declare the principal of and the interest on the Convertible Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of TECONS in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the TECONS--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Apple South to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), Apple South acknowledges that then a holder of TECONS may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. Notwithstanding any payments made to such holder of TECONS by Apple South in connection with a Direct Action, Apple South shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Institutional Trustee, and Apple South shall be subrogated to the rights of the holder of such TECONS with respect to payments on the TECONS to the extent of any payments made by Apple South to such holder in any Direct Action. The holders of TECONS will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of TECONS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued (i) if to owners of beneficial interests in the Global TECONS, in the form of one or more global certificates (each, a "Global Security") registered in the name of the Depository or its nominee or (ii) if to holders of certificated TECONS, in registered form (each, a "Certificated Security"). Except under the limited circumstances described below, Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided herein, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. Accordingly, each beneficial owner of an interest in a Global Security must rely on the procedures of the Depository, or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

THE DEPOSITORY

    If Convertible Debentures are distributed to holders of TECONS in liquidation of such holders' interests in the Trust, DTC will act as Depository for the Convertible Debentures. For a description of DTC and the specific terms of the Depository arrangements, see "Description of the TECONS--The Global TECONS." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's and Euroclear's and Cedel's practices as they relate to purchases, transfers, notices and payments with respect to the TECONS apply in all material respects to any debt obligations represented by one or more Global Securities held by Apple South. Apple South may appoint a successor to DTC or any successor Depository in the event DTC or such successor Depository is unable or unwilling to continue as a Depository for the Global Securities.

    None of Apple South, the Trust, the Institutional Trustee, any paying agent and any other agent of Apple South or the Indenture Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

    A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies Apple South that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) Apple South, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

    The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Indenture provides that Apple South will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Apple South Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the TECONS. The payment of such fees and expenses is fully and unconditionally guaranteed by Apple South.

    Apple South has the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Apple South; PROVIDED, that in the event of any such assignment, Apple South remains liable for all of their respective obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

    As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the Distribution rate and Distribution and other payment dates for the TECONS; (iii) Apple South shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and
(iv) the Declaration further provides that the Apple South Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of Distributions (to the extent funds therefor are available) and other payments due on the TECONS (to the extent funds therefor are available) are guaranteed by Apple South as and to the extent set forth under "Description of the Guarantee." If Apple South does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay Distributions on the TECONS. The Guarantee is a full guarantee on a subordinated basis with respect to the TECONS issued by the Trust from the time of its issuance, but does not apply to any payment of Distributions unless and until the Trust has sufficient funds for the payment of such Distributions. The Guarantee covers the payment of Distributions and other payments on the TECONS only if and to the extent that Apple South has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with Apple South's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the TECONS.

    If Apple South fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the TECONS, using the procedures described in "Description of the TECONS--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, in such circumstances a holder of TECONS may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Apple South will be subrogated to the rights of such holder of TECONS under the Declaration to the extent of any payment made by Apple South to such holder of TECONS in such Direct Action. Apple South, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the TECONS. If Apple South fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the TECONS may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of TECONS may institute a legal proceeding directly against Apple South to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

                        CERTAIN FEDERAL TAX CONSEQUENCES

GENERAL

    The following is a summary of certain of the material U.S. federal income tax consequences of the purchase, ownership and disposition of TECONS. Unless otherwise stated, this summary deals only with TECONS held as capital assets by holders who purchase the TECONS upon original issuance ("Initial Holders") in the Original Offering. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the TECONS as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of TECONS. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the TECONS. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

    Apple South intends to treat the Convertible Debentures as indebtedness of Apple South under current law, and, by acceptance of a TECONS, each holder covenants to treat the Convertible Debentures as indebtedness and the TECONS as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of Apple South will not be challenged by the Internal Revenue Service (the "IRS"). The remainder of this discussion assumes that the Convertible Debentures will be classified for U.S. income tax purposes as indebtedness of Apple South.

CLASSIFICATION OF APPLE SOUTH FINANCING

    In connection with the issuance of the TECONS in the Original Offering, Kilpatrick Stockton LLP, tax counsel to Apple South and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of TECONS generally will be considered the owner of an undivided interest in the Convertible Debentures, and pursuant to its agreement to treat the Convertible Debentures as indebtedness, each holder will be required to include in its gross income any OID accrued with respect to its allocable share of those Convertible Debentures.

ORIGINAL ISSUE DISCOUNT

    Corporate holders of TECONS will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the TECONS.

    The Convertible Debentures are considered to have been issued with "original issue discount" ("OID") and each holder of TECONS, including a taxpayer who otherwise uses the cash method of accounting, is required to include its PRO RATA share of original issue discount on the Convertible Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the TECONS. Generally, all of a TECONS holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by an Initial Holder for any quarterly interest period will approximately equal the sum of the daily accruals of income for such quarterly interest period.

    The total amount of OID on the Convertible Debentures will equal the difference between the "issue price" of the Convertible Debentures and their "stated redemption price at maturity." Because Apple South has the right to extend the interest payment period of the Convertible Debentures, all of the stated interest payments on the Convertible Debentures will be includable in determining their "stated redemption price at maturity." The "issue price" of each $50.00 principal amount of Convertible Debentures will be equal to the first price to the purchasers at which a substantial amount of the TECONS is sold for cash, which is expected to be $50.00.

    A TECONS holder's initial tax basis for its PRO RATA share of the Convertible Debentures is equal to its PRO RATA share of their "issue price," as defined above, and will be increased by OID accrued with respect to its PRO RATA share of the Convertible Debentures, and reduced by the amount of cash distributions with respect thereto.

    A holder who disposes of the TECONS during an extended interest period may suffer a loss because the market value of the TECONS will likely fall if Apple South exercises its option to defer payments of interest on the Convertible Debentures. Furthermore, the market value of the TECONS may not reflect the accumulated distributions that will be paid at the end of the extended interest period, and a holder who sells the TECONS during the extended interest period will not receive from Apple South any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the extended interest period).

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF APPLE SOUTH
  FINANCING

    Under certain circumstances, as described under the caption "Description of the TECONS--Special Event Distribution; Tax Event Redemption," Convertible Debentures may be distributed to holders in exchange for the TECONS and in liquidation of the Trust. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its TECONS. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the TECONS were held by such holder. If, however, the related special event is a Tax Event which results in the Trust's being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the TECONS.

    Under certain circumstances described herein (see "Description of the TECONS"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their TECONS. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed TECONS, and a holder could recognize gain or loss as if it sold such redeemed TECONS for cash. See "--Sales of TECONS."

SALES OF TECONS

    A holder that sells TECONS will recognize gain or loss equal to the difference between its adjusted tax basis in the TECONS and the amount realized on the sale of such TECONS. A holder's adjusted tax basis in the TECONS generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition, and decreased by payments received on such TECONS. Subject to the discussion below regarding accrued and unpaid interest, such gain or loss will be long-term capital gain or loss if the TECONS have been held for more than one year.

    The TECONS may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of his TECONS between record dates for payments of Distributions thereon will be required to include as OID accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his PRO RATA share of the underlying Convertible Debentures of which he is deemed to have disposed. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

    In the case of a holder of a TECONS who does not acquire the TECONS in the Original Offering, the TECONS might have market discount, defined as the excess, if any, of the original issue price of the TECONS (plus the sum of all accrued OID with respect to the TECONS exceeding the sum of all distributions on the TECONS) over the holder's initial tax basis in the TECONS. Gain on the sale of a TECONS will constitute ordinary income to the holder to the extent that it does not exceed accrued market discount on the TECONS. The market discount will accrue ratably based on the number of days that the holder owns the TECONS divided by the number of days from the holder's acquisition of the TECONS to the maturity date of the TECONS. For purposes of these rules, certain DE MINIMIS market discount will be disregarded.

CONVERSION OF TECONS TO APPLE SOUTH COMMON STOCK

    A holder of TECONS will not recognize income, gain or loss upon the conversion through the Conversion Agent, of Convertible Debentures into Apple South Common Stock except to the extent of ordinary income recognized with respect to accrued and unpaid interest on the Convertible Debentures at that time. A holder of TECONS will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Apple South Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such holder's tax basis in the Apple South Common Stock received upon conversion should generally be equal to such holder's tax basis in the TECONS delivered to the Conversion Agent for exchange, plus the amount of interest income recognized on the exchange, less the basis allocated to any fractional share for which cash is received and such holder's holding period in the Apple South Common Stock received upon conversion should generally begin on the date such holder acquired the TECONS delivered to the Conversion Agent for exchange (except that the holding period of the Common Stock deemed issued for accrued interest will begin on the day following the date of conversion).

ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under section 305 of the Code would treat holders of TECONS as having received a constructive distribution from Apple South in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Apple South Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the TECONS in the assets or earnings and profits of Apple South were increased, and
(ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Apple South Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Apple South. Holders of the Convertible Debentures would be required to include their allocable share of such deemed dividend in gross income, but will not receive any cash related thereto.

PROPOSED TAX LEGISLATION

    Please refer to the discussion above under the heading "Description of the TECONS--Proposed Tax Legislation."

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the U.S., a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

    As discussed above, the Company intends to take the position that the Convertible Debentures will be classified for U.S. federal income tax purposes as indebtedness of Apple South under current law; no assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service. See "--Classification of the Convertible Debentures."

    Assuming that the Convertible Debentures are classified for U.S. federal income tax purposes as indebtedness of Apple South, under present U.S. federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a TECONS who or which is a United States Alien Holder would not be subject to U.S. federal withholding tax; PROVIDED, that, (a) the beneficial owner of the TECONS does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Apple South entitled to vote, (b) the beneficial owner of the TECONS is not a controlled foreign corporation that is related to Apple South through stock ownership, and (c) either (A) the beneficial owner of the TECONS certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the TECONS in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a TECONS generally would not be subject to U.S. federal withholding tax on any gain realized upon the sale or other disposition of a TECONS.

    However, a United States Alien Holder of a TECONS would be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of the security if (i) the United States Alien Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied; (ii) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the U.S. (in which case the branch profits tax may also apply if the United States Alien Holder is a foreign corporation); or (iii) Apple South is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code within the shorter of the United States Alien Holder's holding period or the five year period ending on the date of the sale, exchange or other disposition and certain other conditions are satisfied.

    Apple South believes that it currently is and may continue to be treated as a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code. Should it be so treated, gain realized on a disposition of TECONS by a United States Alien Holder that is deemed to have beneficially owned an amount of TECONS which, on the day such TECONS were acquired by the United States Alien Holder, had a fair market value greater than the fair market value on that date of 5 percent of the Apple South Common Stock, will be subject to U.S. federal income tax upon a disposition (including possibly upon conversion) of such TECONS. Such a United States Alien Holder is, therefore, urged to consult its tax advisor. A United States Alien Holder who is not deemed to have beneficially owned an amount of TECONS which, on the day such TECONS were acquired by the United States Alien Holder, had a fair market value greater than the fair market value on that date of 5 percent of the Apple South Common Stock, will not be subject to U.S. federal income tax subject to the discussion in the following paragraph.

    The preceding discussion with respect to the tax consequences to a United States Alien Holder where Apple South is a United States real property holding corporation assumes that Apple South Common Stock is and always will be "regularly traded" on an established securities market (within the meaning of Section 897(c)(3) of the Code and the temporary treasury regulations (the "Temporary Regulations") issued pursuant thereto) at the time of disposition. However, it may be possible to read the Temporary Regulations that define "regularly traded" for this purpose as providing that Apple South Common Stock will not be "regularly traded" for any calendar quarter during which 100 or fewer persons (treating related persons as one person) in the aggregate own 50% or more of the Common Stock. In the event that this interpretation is determined to be correct and if Apple South is a United States real property holding corporation during the relevant time period described in the preceding paragraph, a United States Alien Holder (without regard to its ownership percentage of the TECONS) will be subject to U.S. federal income tax with respect to gain realized on any sale or other disposition of the TECONS that occurs within a calendar quarter during which 50% or more of Apple South Common Stock is so owned as well as to a withholding tax (generally at a rate of 10% of the cash proceeds). Any amount withheld pursuant to such withholding tax will be creditable against such holder's U.S. federal income tax liability.

    If the Convertible Debentures were not classified for U.S. federal income tax purposes as indebtedness of Apple South, payments by the Trust or any of its paying agents to any holder of a TECONS who or which is a United States Alien Holder could be subject to U.S. withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty) unless certain exemptions were applicable. Prospective investors that would be United States Alien Holders should consult their tax advisors concerning the possible application of these rules.

    On April 15, 1996, the Internal Revenue Service proposed regulations (the "Proposed Regulations") that could affect the procedures to be followed by a United States Alien Holder in establishing such United States Alien Holder's non-U.S. person status. The Proposed Regulations would generally be effective for payments made after December 31, 1997. United States Alien Holders should consult their tax advisors regarding the effect, if any, of the Proposed Regulations on their purchase, ownership, and disposition of the TECONS.

INFORMATION REPORTING TO HOLDERS

    Subject to the qualifications discussed below, income on the TECONS will be reported to holders on Forms 1099, which forms should be mailed to holders of TECONS by January 31 following each calendar year.

    The Trust will be obligated to report annually to Cede & Co., as holder of record of the TECONS, the OID related to the Convertible Debentures that accrued during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold TECONS as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of TECONS who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of TECONS who hold their TECONS through the Initial Purchasers will receive Forms 1099 reflecting the income on their TECONS from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the TECONS or the Convertible Debentures distributed to holders of the TECONS may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a refund or a credit against the holder's U.S. federal income tax; PROVIDED, that the required information is provided to the IRS.

    THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TECONS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS (WITH POSSIBLE RETROACTIVE EFFECT).

                              ERISA CONSIDERATIONS

GENERAL

    A fiduciary of an employee benefit plan subject to Title I of ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the TECONS. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

    The acquisition of TECONS by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to Apple South that (i) Apple South is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code, and (ii) Apple South is not a "fiduciary," within the meaning of
Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the TECONS or the Convertible Debentures.

    Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the TECONS. Any fiduciary of such a governmental or church plan considering an investment in the TECONS should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

    The discussion herein of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering an investment in the TECONS should consult with its legal advisors regarding the consequences of such investment.

PROHIBITED TRANSACTIONS

    Apple South may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the TECONS, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the TECONS, any person who is, or who in acquiring such securities is using the assets of, an ERISA Plan should determine that either a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the TECONS, or that its investment in such securities will no result in a Prohibited Transaction.

    Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the TECONS. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding investments by insurance company general accounts.

TRUST ASSETS AS "PLAN ASSETS"

    The Department of Labor has issued final regulations (the "Labor Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Labor Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity in an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Labor Regulations, the Trust will not be an investment company nor an operating company and the TECONS will not constitute a "publicly offered security." As discussed below, after resales pursuant to the shelf registration statement, the TECONS may qualify as "publicly offered securities" for purposes of the Labor Regulations, but such result cannot be assured.

    Under the Labor Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of TECONS, the aggregate interest in the TECONS held by benefit plan investors will be less than 25% of the value of the TECONS. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Labor Regulations, such result cannot be assured. Consequently, if ERISA Plans or investors using plan assets of ERISA plans purchase the TECONS, the Trust's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. For example, the Institutional Trustee could therefore become a fiduciary of the ERISA Plans that invest in the TECONS and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Institutional Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and the responsibilities performed by the Institutional Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Institutional Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA Plans that will purchase the TECONS, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

    It is expected that TECONS will be distributed pursuant to an effective registration statement under the Securities Act and they may subsequently be registered under the Exchange Act. TECONS may qualify as "publicly offered securities" under the Labor Regulations if, in addition to such distribution and registration, they are also "widely held" and "freely transferable." Under the Labor Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that after distribution pursuant to the shelf registration statement the TECONS will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Labor Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If after the distribution pursuant to the shelf registration statement, the TECONS do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph could continue to be applicable in connection with the investment by ERISA Plans or investors' using plan assets of ERISA Plans.

                                SELLING HOLDERS

    The holders listed below and the beneficial owners of the TECONS and their transferees, pledgees, donees or other successors, if not identified hereunder then so identified in supplements to this Prospectus, are the Selling Holders under this Prospectus. The following table sets forth, as of a recent practicable date prior to the effectiveness of the Registration Statement of which this Prospectus forms a part, certain information with respect to the Selling Holders named below and the respective number of TECONS owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders, DTC and/or the Institutional Trustee.

                                                                                             NUMBER OF
SELLING HOLDER                                                                                 TECONS
-------------------------------------------------------------------------------------------  ----------
Alpine Associates..........................................................................     130,000
Bank of New York (The).....................................................................     151,400
Bankers Trust..............................................................................     175,160
Bear Stearns...............................................................................     165,000
Bankers Trust Company/Paloma...............................................................     134,500
Boatmen's Trust Company....................................................................      16,000
Boston Safe Deposit & Trust Company........................................................     282,475
Chase Manhattan Bank.......................................................................       9,400
Chase Manhattan Bank/Chemical..............................................................       2,600
Credit Suisse First Boston Corporation.....................................................      35,000
Custodial Trust Company....................................................................      61,000
Donaldson, Lufkin & Jenrette Securities Corporation........................................      30,000
Fleet Bank of Massachusetts, N.A...........................................................         400
First National Bank of Maryland (The)......................................................       3,600
First Marathon Securities Limited..........................................................      10,000
Investors Bank & Trust/M.F. Custody........................................................      12,500
Lehman Brothers International (Europe)--Prime Broker (LBI).................................     155,000
Mercantile, Safe Deposit and Trust Company.................................................      38,850
Merrill Lynch Professional Clearing Corporation............................................       5,000
Merrill Lynch, Pierce, Fenner & Smith Safekeeping..........................................     105,000
Morgan (J.P.) Securities, Inc..............................................................     187,100
Morgan Stanley & Company, Incorporated.....................................................      35,000
Norwest Bank Minnesota National Association................................................       4,370
Northern Trust Company.....................................................................      52,500
PNC National Association...................................................................      10,845
Raymond, James & Associates, Inc...........................................................      10,000
Robertson, Stephens & Company, L.P.........................................................      14,000
Sanwa Bank California......................................................................      23,300
SBC Warburg, Inc...........................................................................      49,500
SSB-Custodian..............................................................................     366,400
SunTrust Bank..............................................................................         900
Wachovia Bank North Carolina...............................................................       2,200
Chase Manhattan Bank/Chemical..............................................................      21,000
                                                                                             ----------
    Total..................................................................................   2,300,000
                                                                                             ----------
                                                                                             ----------

    None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates, except as noted above. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the TECONS, the Convertible Debentures or the Apple South Common Stock issuable upon conversion of the TECONS, no estimate can be given as to the amount of the TECONS, the Convertible Debentures or the

Apple South Common Stock issuable upon conversion of the TECONS that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their TECONS, since the date on which they provided the information regarding their TECONS, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

    Only Selling Holders identified above who beneficially own the Offered Securities set forth opposite each such Selling Holder's name in the foregoing table on the effective date of the Registration Statement of which this Prospectus forms a part may sell such Offered Securities pursuant to the Registration Statement. The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Holders in supplements to this Prospectus.

                              PLAN OF DISTRIBUTION

    The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licenses brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

    The costs of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

    The Trust, Apple South, Apple South's directors and certain of Apple South's executive officers have agreed not to (i) offer, pledge to sell, file a registration statement relating to, announce the intention to sell or otherwise transfer or dispose of any TECONS, any shares of Apple South's Common Stock or any securities convertible into or exchangeable for any shares of Apple South Common Stock (except for the TECONS offered hereby and Apple South Common Stock issuable upon conversion of the Convertible Debentures or pursuant to Apple South's existing employee benefit plans as in effect on the Original Offering
Date), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Apple South Common Stock for a period of 90 days after the Original Offering Date, without the prior written consent of J.P. Morgan Securities Inc.; PROVIDED, that, notwithstanding the foregoing, such executive officers and directors may transfer, pledge or otherwise dispose of shares of Apple South Common Stock to certain permitted transferees who agree to be similarly bound; and PROVIDED FURTHER that Apple South may make issuances of options or shares of Common Stock, or securities convertible into, or exercisable or exchangeable therefor, pursuant to employee benefit plans registered on Form S-8 or, subject to certain limitations, as consideration for acquisitions.

    The Trust does not intend to list the TECONS on any securities exchange or any automated quotation system. The Trust has been advised by the Initial Purchasers that they intend to make a market in them as permitted by applicable laws and regulations. The Initial Purchasers are not obligated, however, to make a market in the TECONS and any such market-making may be discontinued at any time at the sole discretion of the Initial Purchasers. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the TECONS.

                                 LEGAL MATTERS

    The validity of the Convertible Debentures, the Apple South Common Stock issuable upon conversion, the Guarantee and certain matters relating thereto, and certain U.S. federal income taxation matters will be passed upon for Apple South and the Trust by Kilpatrick Stockton LLP, Atlanta, Georgia, and the validity of the TECONS will be passed upon for Apple South and the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to Apple South and the Trust. Attorneys at Kilpatrick Stockton LLP who participated in the preparation of this Prospectus own a total of 3,030 shares of Apple South Common Stock as of April 15, 1997.

                                    EXPERTS

    The consolidated financial statements of Apple South, Inc., as of December 29, 1996 and December 31, 1995, and for each of the years in the three-year period ended December 29, 1996, incorporated by reference in this registration statement have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of that firm as experts in accounting and auditing.

                                                                      APPENDIX A

             NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

First Union National Bank of Georgia

Corporate Trust Administration

999 Peachtree Street, N.E., Suite 1100

Atlanta, Georgia 30309

Apple South, Inc.
Hancock at Washington
Madison, Georgia 30650

    Re:  Apple South Financing I (the "Trust") TECONS

         Apple South, Inc. (the "Company")

Dear Sirs:

    Please be advised that                         has transferred
                        TECONS, (or                         7% Convertible
Subordinated Debentures due March 1, 2027 or shares of Common Stock of the Company, issued in exchange for or upon conversion of the TECONS) pursuant to an
effective Registration Statement on Form S-3 (File No.         ) filed by the
Company and the Trust.

    We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the transferred securities is named as a "Selling Holder" in
the Prospectus dated                     , 1997 or in supplements thereto, and
that the aggregate amount of the securities transferred are (or are included in) the securities listed in such Prospectus opposite such owner's name.

Dated:

                                          Very truly yours,

                                          --------------------------------------
                                          (Name)

                                                           By:
                                          --------------------------------------
                                                   (Authorized Signature)

                                    APP A-1

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                PAGE
                                              ---------
Available Information.......................      3
Incorporation of Certain Documents by
 Reference..................................      4
Prospectus Summary..........................      5
Safe Harbor Statement.......................     11
Risk Factors................................     13
Recent Developments.........................     17
Use of Proceeds.............................     18
Ratio of Earnings to Fixed Charges and of
 Earnings to Combined Fixed Charges and
 Preferred Stock Dividends..................     18
Apple South Financing I.....................     19
Description of the TECONS...................     20
Description of the Guarantee................     38
Description of the Convertible Debentures...     39
Effect of Obligations Under the Convertible
 Debentures and the Guarantee...............     45
Certain Federal Tax Consequences............     46
ERISA Considerations........................     51
Selling Holders.............................     53
Plan of Distribution........................     54
Legal Matters...............................     55
Independent Auditors........................     55
Notice of Transfer Pursuant to Registration
 Statement..................................    App A

                            APPLE SOUTH FINANCING I

                                   2,300,000

                       $3.50 TERM CONVERTIBLE SECURITIES,

                             SERIES A (TECONS-SM-)

                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                               APPLE SOUTH, INC.

                     7% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE MARCH 1, 2027

                                  COMMON STOCK

                                 -------------

                                   PROSPECTUS

                                 --------------

                                  MAY   , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Estimated expenses (other than underwriting commissions) of the sale of the TECONS are as follows:

Registration Filing Fee.........................................  $37,811.00
Printing and Engraving Expenses.................................
Fees and Expenses of Trustee....................................
Legal Fees and Expenses.........................................
Accounting Fees and Expenses....................................
Miscellaneous Expenses..........................................
                                                                  ---------
    Total.......................................................  $
                                                                  ---------
                                                                  ---------

    None of the expenses of registering the securities are to be borne by the selling security holders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

    Section 14-2-851, et. seq., of the Georgia Business Corporation Code (the "Code") authorizes the Company to indemnify its directors, officers, employees, and agents in certain circumstances. Section 14-2-856 expressly allows the Company to provide, with shareholder approval, indemnification rights that are broader than otherwise provided under the Code. Article Eight of the Company's Bylaws provides for broader indemnification rights than expressly provided under the Code. The following is a summary of the material provisions of Article Eight.

    Article Eight requires the Company to indemnify persons who are parties to any civil, criminal, administrative, or investigative action, suit, or proceeding by reason of the fact that such person was or is a director of the Company. Except as noted in the next paragraph, directors are entitled to be indemnified against expenses (including but not limited to attorney's fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon an undertaking to repay the Company if it is ultimately determined that they are not entitled to indemnification.

    Under Article Eight, indemnification will be disallowed under the following four exceptions to limitation of directors' liability under Section 14-2-202 of the Code: (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) liability under
Section 14-2-832 of the Code (dealing with unlawful distributions), and (iv) any transaction from which the director received an improper personal benefit.

    The Board of Directors also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

    The Company, upon authorization of the Board of Directors, has the power to enter into an agreement or agreements providing to any person who was or is a director, officer, employee, or agent of the Company indemnification rights substantially the same as those provided to directors under Article Eight. The Company has entered into indemnity agreements with its directors and executive officers.

    The Company will be indemnified by the Selling Holders pursuant to the Registration Rights Agreement severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

    The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company against any liability asserted against him or incurred by him in any such capacity, whether or not the Company now has the power to indemnify him against such liability under Article Eight.

             INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST

    The Declaration provides that no Institutional Trustee, affiliate of the Institutional Trustee, Delaware Trustee, affiliate of the Delaware trustee, paying agent, or conversion agent, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, or agent of the Institutional Trustee, Delaware Trustee, paying agent, or conversion agent (each a "Fiduciary Indemnified Person"), nor any Regular Trustee, any affiliate of a Regular Trustee, any officer, director, shareholder, member, partner, employee, representative, or agent of any Regular Trustee, or any officer, employee, or agent of the Trust or its affiliates (each a "Company Indemnified Person") (the Fiduciary Indemnified Persons and the Company Indemnified Persons collectively constituting the "Indemnified Persons"), shall be liable, responsible, or accountable for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage, or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

    The Declaration also provides that, to the full extent permitted by law, the Company shall indemnify any Fiduciary Indemnified Person for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability, or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the Declaration.

    The Declaration further provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Company Indemnified Person, against any expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and with respect to any action or suit by or in the right of the Trust he is not adjudged to be liable to the Trust unless otherwise determined by the deciding court or the Court of Chancery of Delaware, and to the extent the Company Indemnified Person is successful on the merits on any such action, suit, or proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT NO.                                          EXHIBIT DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------
     4.1     Trust Agreement of Apple South Financing I, dated as of February 18, 1997, among Apple South, Inc.,
             First Union National Bank of Georgia, First Union Bank of Delaware and Lansing S. Patterson

     4.2     Amended and Restated Declaration of Trust of Apple South Financing I, dated as of March 11, 1997, among Apple South, Inc., as Sponsor, First Union National Bank of Georgia, as Institutional
             Trustee, First Union Bank of Delaware, as Delaware Trustee, and the Regular Trustees named therein

     4.3     Indenture for the 7% Convertible Subordinated Debentures, dated as of March 6, 1997, between Apple
             South, Inc. and First Union National Bank of Georgia, as Trustee

     4.4     Form of $3.50 Term Convertible Security, Series A (included in Exhibit 4.2)

     4.5     Form of 7% Convertible Subordinated Debenture (included in Exhibit 4.3)

     4.6*    Preferred Securities Guarantee Agreement, dated as of March 11, 1997, between Apple South, Inc., as
             Guarantor, and First Union National Bank of Georgia, as Preferred Guarantee Trustee

     4.7     Registration Rights Agreement, dated as of March 11, 1997, among Apple South, Inc., Apple South
             Financing I, J.P. Morgan Securities Inc., and Smith Barney Inc.

     5.1*    Opinion of Richards, Layton & Finger as to the legality of the $3.50 Term Convertible Securities,
             Series A, being registered

     5.2*    Opinion of Kilpatrick Stockton LLP as to the legality of the 7% Convertible Subordinated
             Debentures, the Common Stock and the Guarantee being registered

     8.1*    Opinion of Kilpatrick Stockton LLP relating to certain tax matters

    12.1*    Calculation of Ratio of Earnings to Fixed Charges

    23.1*    Consent of Richards, Layton & Finger (contained in Exhibit 5.1)

    23.2*    Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.2)

    23.3     Consent of KPMG Peat Marwick LLP

    24.1     Power of Attorney (set forth on signature page to the Registration Statement)

    25.1     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First
             Union National Bank of Georgia, as Institutional Trustee under the Amended and Restated Declaration of Trust

    25.2     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First
             Union National Bank of Georgia, as Trustee under the Indenture for the 7% Convertible Subordinated
             Debentures

    25.3     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First
             Union National Bank of Georgia, as Preferred Guarantee Trustee under the Preferred Securities
             Guarantee Agreement

    27.1     Financial Data Schedule

------------------------
 * To be filed by amendment

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution nor previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on April 14, 1997.

                                          APPLE SOUTH FINANCING I

                                          By:     /s/ JOHN G. MCLEOD, JR.
                                          --------------------------------------

                                           John G. McLeod, Jr., Regular Trustee

                                          By:        /s/ ERICH J. BOOTH
                                          --------------------------------------

                                             Erich J. Booth, Regular Trustee

                                          By:     /s/ LANSING S. PATTERSON
                                          --------------------------------------

                                          Lansing S. Patterson, Regular Trustee

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on April 14, 1997.

                                          APPLE SOUTH, INC.

                                          By:      /s/ TOM E. DUPREE, JR.
                                          --------------------------------------

                                                    Tom E. DuPree, Jr.
                                               Chief Executive Officer and
                                            Chairman of the Board of Directors

                               POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Tom E. DuPree, Jr. and Erich J. Booth, and each of them, his or her true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 relating to the resale of trust preferred securities of Apple South Financing I, which Registration Statement also covers the Company's Convertible Subordinated Debentures, underlying shares of Common Stock and Preferred Securities Guarantee and related undertakings, and any and all amendments (or post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                        TITLE                          DATE
---------------------------------------------------  ----------------------------------------  ----------------

              /s/ TOM E. DUPREE, JR.                 Chairman of the Board of Directors and     April 14, 1997
     ----------------------------------------          Chief Executive Officer (principal
                Tom E. DuPree, Jr.                     executive officer)

              /s/ JOHN G. MCLEOD, JR.                Director                                   April 14, 1997
     ----------------------------------------
                John G. McLeod, Jr.

               /s/ DAVID P. FRAZIER                  Director                                   April 14, 1997
     ----------------------------------------
                 David P. Frazier

                 /s/ MARC D. REDUS                   Director                                   April 14, 1997
     ----------------------------------------
                   Marc D. Redus

              /s/ THOMAS R. WILLIAMS                 Director                                   April 14, 1997
     ----------------------------------------
                Thomas R. Williams

                 /s/ JAMES W. ROWE                   Director                                   April 14, 1997
     ----------------------------------------
                   James W. Rowe

                 /s/ RUTH G. SHAW                    Director                                   April 14, 1997
     ----------------------------------------
                   Ruth G. Shaw

               /s/ JOHN L. MOORHEAD                  Director                                   April 14, 1997
     ----------------------------------------
                 John L. Moorhead

                /s/ ERICH J. BOOTH                   Chief Financial Officer and Treasurer      April 14, 1997
     ----------------------------------------          (Principal Financial Officer and
                  Erich J. Booth                       Principal Accounting Officer)

                                 EXHIBIT INDEX

 EXHIBIT NO.                                      EXHIBIT DESCRIPTION                                          PAGE
-------------  ------------------------------------------------------------------------------------------      -----
       4.1     Trust Agreement of Apple South Financing I, dated as of February 18, 1997, among Apple
               South, Inc., First Union National Bank of Georgia, First Union Bank of Delaware and
               Lansing S. Patterson

       4.2     Amended and Restated Declaration of Trust of Apple South Financing I, dated as of March
               11, 1997, among Apple South, Inc., as Sponsor, First Union National Bank of Georgia, as
               Institutional Trustee, First Union Bank of Delaware, as Delaware Trustee, and the Regular
               Trustees named therein

       4.3     Indenture for the 7% Convertible Subordinated Debentures, dated as of March 6, 1997, between Apple South, Inc. and First Union National Bank of Georgia, as Trustee

       4.4     Form of $3.50 Term Convertible Security, Series A (included in Exhibit 4.2)

       4.5     Form of 7% Convertible Subordinated Debenture (included in Exhibit 4.3)

       4.6*    Preferred Securities Guarantee Agreement, dated as of March 11, 1997, between Apple South,
               Inc., as Guarantor, and First Union National Bank of Georgia, as Preferred Guarantee
               Trustee

       4.7     Registration Rights Agreement, dated as of March 11, 1997, among Apple South, Inc., Apple
               South Financing I, J.P. Morgan Securities Inc., and Smith Barney Inc.

       5.1*    Opinion of Richards, Layton & Finger as to the legality of the $3.50 Term Convertible
               Securities, Series A, being registered

       5.2*    Opinion of Kilpatrick Stockton LLP as to the legality of the 7% Convertible Subordinated
               Debentures, the Common Stock and the Guarantee being registered

       8.1*    Opinion of Kilpatrick Stockton LLP relating to certain tax matters

      12.1*    Calculation of Ratio of Earnings to Fixed Charges

      23.1*    Consent of Richards, Layton & Finger (contained in Exhibit 5.1)

      23.2*    Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.2)

      23.3*    Consent of KPMG Peat Marwick LLP

      24.1     Power of Attorney (set forth on signature page to the Registration Statement)

      25.1     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank of Georgia, as Institutional Trustee under the Amended and
               Restated Declaration of Trust

      25.2     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank of Georgia, as Trustee under the Indenture for the 7%
               Convertible Subordinated Debentures

      25.3     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank of Georgia, as Preferred Guarantee Trustee under the
               Preferred Securities Guarantee Agreement

      27.1     Financial Data Schedule

------------------------

 * To be filed by amendment